                           ASSET PURCHASE AGREEMENT

                         Dated as of November 30, 1999

                                 by and among

                             BOSTON CHICKEN, INC.
                       and the other Sellers hereunder,

                                  as Sellers,

                      GOLDEN RESTAURANT OPERATIONS, INC.,

                                   as Buyer

                          and MCDONALD'S CORPORATION,

                    with respect to Sections 5 and 12, only

                               TABLE OF CONTENTS


                                                                                                           Page
     PRELIMINARY STATEMENTS................................................................................  1
1.   Purchase and Sale of Assets...........................................................................  1
     1.1.  Purchased Assets................................................................................  1
     1.2.  Excluded Assets.................................................................................  7
2.   Purchase Price; Assumption of Liabilities; Deposit....................................................  9
     2.1.  Amount and Payment of Purchase Price............................................................  9
     2.2.  Assumed Liabilities............................................................................. 10
     2.3.  No Expansion of Third Party Rights.............................................................. 11
     2.4.  Taxes........................................................................................... 11
     2.5.  Deposit......................................................................................... 12
3.   Employees............................................................................................. 12
4.   Representations and Warranties of Sellers............................................................. 14
     4.1.  Organization.................................................................................... 14
     4.2.  Authorization................................................................................... 14
     4.3.  No Conflicts.................................................................................... 14
     4.4.  Real Property................................................................................... 14
     4.5.  Personal Property............................................................................... 15
     4.6.  Intellectual Property........................................................................... 15
     4.7.  Employees and Employment-Related Matters........................................................ 16
     4.8.  Employee Benefit Plans.......................................................................... 16
     4.9.  Contracts....................................................................................... 16
     4.10. Litigation...................................................................................... 16
     4.11. Year 2000....................................................................................... 16
     4.12. Operating Cash Flow Statement................................................................... 16
     4.13. Executive Employment Agreement.................................................................. 17
5.   Representations and Warranties of Buyer and Parent.................................................... 17
     5.1.  Organization.................................................................................... 17
     5.2.  Authorization................................................................................... 17
     5.3.  No Conflicts.................................................................................... 17

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                               Page
6.   Covenants................................................................................................. 17
     6.1.  Access; Confidentiality............................................................................. 17
     6.2.  Operation of Business............................................................................... 18
     6.3.  Reasonable Efforts.................................................................................. 20
     6.4.  Publicity........................................................................................... 20
     6.5.  Notice of Developments.............................................................................. 20
     6.6.  HSR Filings......................................................................................... 20
     6.7.  Termination Payment Order........................................................................... 20
     6.8.  Acquisition Proposals............................................................................... 20
     6.9.  Boston West and Platinum............................................................................ 22
     6.10. Cooperation and Access with Respect to Real Estate Matters.......................................... 22
     6.11. Employment Contracts................................................................................ 23
     6.12. Post Closing License................................................................................ 23
     6.13. Certain Matters Regarding the Confirmation Order.................................................... 24
     6.14. Assumption and Extension of Einstein/Noah Bagel Corp. Services Agreement............................ 24
     6.15. Buyer Reply to Written Requests Regarding Contracts and Leases...................................... 24
     6.16. 363 Sale Alternative................................................................................ 24
     6.17  Extension Order..................................................................................... 25
     6.18. Pre-Closing Rejected Contracts, Real Properties and Real Property Leases............................ 26
     6.19. Post-Closing Rejection Motions...................................................................... 26
     6.20. Buyer Designation of Assumed Contracts, Purchased Real Property and Assumed Real Property Leases.... 26
     6.21. Notice to Sellers with respect to Certain Third Party Leases........................................ 26
7.   Conditions Precedent to Parties' Obligation............................................................... 27
     7.1.  Conditions to Obligations of All Parties............................................................ 27
     7.2.  Conditions to Buyer's Obligations................................................................... 28
     7.3   Conditions to Sellers' Obligations.................................................................. 30
8.   Closing and Closing Deliveries; Calculations and Payments at Closing...................................... 31
     8.1.  Closing............................................................................................. 31

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                              Page
     8.2.  Sellers' Obligations at Closing.................................................................... 31
     8.3.  Buyer's Obligations at Closing..................................................................... 31
     8.4.  Sellers' Option.................................................................................... 31
9.   Certain Post Closing Matters............................................................................. 32
     9.1.  Post Closing Determination of Net Working Capital Liabilities and Pre-
           Closing Excluded Stores Costs...................................................................... 32
     9.2.  Use of Intellectual Property and Other Information................................................. 34
     9.3.  Further Assurances................................................................................. 34
     9.4.  Nonsurvival of Representations and Warranties...................................................... 34
     9.5.  Post Closing Access to Books and Records........................................................... 35
     9.6.  Change of Corporate Name........................................................................... 35
     9.7.  Transfers of Delayed Transfer Property on the Delayed Transfer Date................................ 35
10.  Termination.............................................................................................. 36
     10.1.  Termination Rights................................................................................ 36
     10.2.  Termination Payment............................................................................... 36
11.  General.................................................................................................. 37
     11.1.  Third Party Beneficiaries......................................................................... 37
     11.2.  Amendments, Waivers............................................................................... 37
     11.3.  Schedules; Integration............................................................................ 37
     11.4.  Governing Law..................................................................................... 37
     11.5.  No Assignment..................................................................................... 38
     11.6.  Headings.......................................................................................... 38
     11.7.  Counterparts...................................................................................... 38
     11.8.  Parties in Interest............................................................................... 38
     11.9.  Notices........................................................................................... 38
     11.10. Expenses.......................................................................................... 39
     11.11. Waiver............................................................................................ 39
     11.12. Representation By Counsel; Interpretation......................................................... 40
     11.13. Severability...................................................................................... 40
     11.14. Jurisdiction...................................................................................... 40

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                               Page
     11.15.  Indemnification................................................................................... 40
     11.16.  Option Agreement.................................................................................. 41
     11.17   Evaluation of Alternative Structure .............................................................. 41
12.  Guarantee of Payment and Indemnification Obligations...................................................... 41
13.  Definitions............................................................................................... 41

                               List of Schedules


Schedule 1.1.4          Contracts
Schedule 1.1.7          Real Property
Schedule 1.1.8          Real Property Leases
Schedule 1.2.2          Certain Excluded Receivables
Schedule 4.4.1          Real Property Encumbrances
Schedule 4.5            Personal Property Encumbrances
Schedule 4.6            Intellectual Property
Schedule 4.7            Employment Related Matters
Schedule 4.8            Employee Benefit Plans
Schedule 4.10           Litigation
Schedule 6.2(xviii)     Bank Accounts
Schedule 9              Net Working Capital Liabilities

                               List of Exhibits


Exhibit A               Form of Management Agreement
Exhibit B               Form of Pre-Closing Excluded Stores Management Agreement

                           ASSET PURCHASE AGREEMENT
                           ------------------------

     This Asset Purchase Agreement (this "Agreement") is made and entered into
                                          ---------
as of November 30, 1999, by and among the Sellers listed on the signature page of this Agreement ("Sellers"), Golden Restaurant Operations, Inc. and/or one or
                    -------
more of its wholly owned subsidiaries (collectively, the "Buyer"), as buyer, and
                                                          -----
McDonald's Corporation ("Parent"), with respect to Sections 5 and 12 only.
                         ------
Capitalized terms not otherwise defined in the body of this Agreement are defined in Section 13.

                            PRELIMINARY STATEMENTS

     A. Sellers are debtors in certain Chapter 11 cases (Case Nos. 98-12547-CGC through 98-12570-CGC) (the "Cases") pending before the United States
                                -----
Bankruptcy Court for the District of Arizona (the "Bankruptcy Court");
                                                   ----------------

     B. Sellers own, operate and franchise a chain of restaurants doing business under the name "Boston Market," "Boston Chicken," and other tradenames and engage in a variety of licensing, real estate and other business activities related thereto (the "Business");
                      --------

     C. Upon the terms and subject to the conditions set forth in this Agreement, Sellers desire to sell, transfer and assign to Buyer (or its designees) substantially all of the assets and rights of Sellers used in or related to such Business (excluding in all cases the Excluded Assets) in return for cash and the assumption by Buyer of certain liabilities of Sellers related to the Business, and Buyer desires to purchase, acquire and accept the assignment of such assets and rights and to assume such liabilities, all upon the terms and subject to the conditions set forth in this Agreement; and

     D. Sellers intend that the transactions contemplated by this Agreement shall constitute the basis for a plan of reorganization for Sellers (the "Plan")
                                                                          ----
and, except in the circumstances described in Section 6.16 of this Agreement, consummation of the transactions contemplated by this Agreement shall be subject to the entry by the Bankruptcy Court of an order, in form and substance acceptable to Buyer, confirming the Plan (the "Confirmation Order").
                                               ------------------

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, and in consideration of the representations, warranties and covenants herein contained, the parties hereby agree as follows.

     1.   Purchase and Sale of Assets.
          ---------------------------

     1.1.    Purchased Assets.  Sellers agree to sell, transfer, assign and
             ----------------
deliver to Buyer (or its designees) at the Closing or, with respect to the Delayed Transfer Properties as provided in Section 9.7, and Buyer agrees to purchase and accept from Sellers at the relevant time, each Seller's right, title and interest to all of their respective assets, properties and rights, whether owned or leased that are used, usable or necessary in connection with the Business, together with such additions and deletions to the foregoing as are permitted hereunder (all of the foregoing, but in all cases excluding the Excluded Assets, the "Purchased Assets"), upon the terms and subject to the
                      -----------------
conditions set forth in this Agreement. Unless indicated otherwise in the respective subsections, all schedules referred to in this Section 1 or elsewhere in this Agreement have been mutually agreed to by Buyer, Sellers, Bank of America, N.A. (formerly known as Bank of America National Trust and Savings Association) ("BofA"), as agent for certain lenders party to that certain Secured Revolving
  ----
Credit Agreement dated as of December 9, 1996, as amended, between Boston Chicken, Inc. ("BCI") and the financial institutions named thereto, and General
                ---
Electric Capital Corporation ("GECC" and, together with BofA, the "Agents"), as
                               ----                                ------
agent for the participants in that certain Master Lease Agreement No. 2 dated as of December 9, 1996, as amended, between BCI, as "lessee," and GECC, as "lessor." Without limiting the generality of the foregoing, the Purchased Assets shall include the following:

     1.1.1.  Cash.  All Operating Cash as of the Closing Time, including any
             ----
cash in any "concentration account" or "STAM account";

     1.1.2.  Receivables.  All trade receivables, note receivables, insurance
             -----------
receivables and other receivables of any Seller as of the Closing Time, including receivables under any franchise or licensing agreements
("Receivables"), in all cases other than the Receivables described in Section
  -----------
1.2.2 or that are excluded pursuant to Section 1.2.12;

     1.1.3.  Inventory.  All items of inventory, components, assembled or
             ---------
finished goods, work in process, parts, raw materials and supplies as of the Closing Date ("Inventory"); provided, that to the extent that any such Inventory
               ---------    --------
is located at an Excluded Store as of the Closing Date, any such Inventory may be removed by Buyer (at its expense) within 2 days after the Closing Date (unless such Excluded Store is subject to a Real Property Lease that is rejected effective as of the Closing Date, in which case such Inventory must be removed on or prior to the Closing Date). To the extent that Buyer does not remove any Inventory from any Excluded Store within the time specified above, such Inventory will be deemed to have been abandoned by Buyer and may be disposed of by Sellers at any time thereafter;

     1.1.4.  Assumed Contracts.  To the extent such Contracts are assignable
             -----------------
under the Bankruptcy Code, all of any Seller's right, title and interest in and to or under the Contracts listed or described in Part A of Schedule 1.1.4 (as it
                                                 ------    --------------
may be supplemented or amended from time to time as provided in this Section
1.1.4 or Sections 6.2, 6.14 or 6.15); provided, that:
                                      --------

                 (a) between the date hereof and the date that is five days before the Closing Date, Buyer may, upon written notice to Sellers and Agents, (i) elect not to take assignment of and not to assume Sellers' obligations under one or more of the Employment Contracts ("Rejected Employment Contracts"), or, (ii) in the event that Buyer
               -----------------------------
             does not make such an election with respect to any particular Employment Contract, but the other party thereto does not agree to the assignment of such Employment Contract to Buyer, Buyer will be deemed to have elected not to take assignment of and not to assume Sellers' obligations under such Employment Contract ("Deemed
                                                                   ------
             Rejected Employment Contracts") or (iii) in the event that Buyer
             -----------------------------
             and any employee counterparty to an Employment Contract mutually agree to a transition employment agreement
             ("Transition Agreements"), then any such Rejected Employment
               ---------------------
             Contracts, Deemed Rejected Employment Contracts and Employment Contracts with respect to which the employee party has entered into a Transition Agreement, shall be added to Part C of Schedule 1.1.4);
                      ------    --------------

                 (b) in the case of each Rejected Employment Contract, the Purchase Price shall be increased as provided in Section 2.1(a) by the amount of the applicable Employment Contract Termination Payment payable pursuant to the terms of the relevant Employment Contract; and

                 (c) between the date hereof and the Assumption Decision Date, Buyer may, on written notice to Sellers and Agents, elect to (i) include in the Assumed Contracts some or all of the Contracts listed or described in Part B of Schedule 1.1.4 (as of the relevant time of
                            ---- -    --------------
            determination, the Contracts listed or described in Part B of
                                                                ------
            Schedule 1.1.4 shall be referred to as the "Undetermined
            --------------                              ------------
            Contracts"), in which case such Contracts shall be deleted from Part
            ---------                                                       ----
            B of Schedule 1.1.4 and added to Part A thereof, or (ii) not include
            -    --------------              ------
            as Assumed Contracts some or all of the Undetermined Contracts, in which case such Contracts shall be deleted from Part B of Schedule
                                                            ------    --------
            1.1.4 and added to Part C thereof. One business day prior to the
            -----              ------
            Assumption Decision Date, Sellers shall provide Buyer with a copy of the then-current Part B to Schedule 1.1.4 for Buyer to use in making
                             ------    --------------
            its final determinations regarding the Undetermined Contracts. All Undetermined Contracts as of the Assumption Decision Date shall be deemed to have been deleted from Part B of Schedule 1.1.4 and added
                                             ------    --------------
            to Part C thereof as of such date.
               ------

     The Contracts listed or described on Part A of Schedule 1.1.4 as of any relevant date (except for the Assumed Contracts which are Delayed Transfer Property, which shall not be Assumed Contracts until the Delayed Transfer Date) shall be referred to as the "Assumed Contracts."
                             -----------------

     1.1.5. Personal Property.  All owned furniture, fixtures, fixed assets,
            -----------------
equipment (including office equipment), supplies, manuals, vehicles, and other personal property owned by any Seller, including any such items at the BCI Support Center (collectively, the "Personal Property"), but excluding any
                                   -----------------
Excluded Personal Property;

     1.1.6. Claims and Causes of Action.  (i) Any and all intellectual
            ---------------------------
property claims (to the extent related to the Intellectual Property) and (ii) any and all other claims and causes of action that may be asserted by Sellers against (x) any vendor to the extent that the relevant contract with such vendor is an "Assumed Contract" hereunder or the obligations to such vendor are Assumed Liabilities hereunder or (y) employees of the Business who become employees of Buyer as of the Closing Date; excluding from all of the foregoing, (A) claims or causes of action under provisions of the Bankruptcy Code or state fraudulent conveyance laws, and (B) claims against vendors (including claims for indemnity, contribution and reimbursement) that arose prior to the Closing Date (whether or not asserted prior to the Closing Date) with respect to services or supplies provided by such vendors to Sellers prior to the Closing Date, provided that such claims are not included in the determination of Net Working Capital Liabilities;

     1.1.7. Purchased Real Property.  All of any Seller's right, title and
            -----------------------
interest in and to each parcel of Real Property described in Part A of Schedule
                                                             ------    --------
1.1.7 (as it may be supplemented from time to time as provided in this Section
-----
1.1.7); provided, that between the date hereof and the Assumption Decision Date,
        --------
Buyer may, on written notice to Sellers and Agents, elect to (i) include in the Purchased Real Property some or all of the Real Property listed or described in

Part B of Schedule 1.1.7 (as of the relevant time of determination, the Real
------    --------------
Property listed or described in Part B of Schedule 1.1.7 shall be referred to as
                                ------    --------------
the "Undetermined Real Property"), in which case such Real Property shall be
     --------------------------
deleted from Part B of Schedule 1.1.7 and added to Part A thereof, or (ii) not
             ------    --------------              ------
include as Purchased Real Property some or all of the Undetermined Real Property, in which case such Real Property shall be deleted from Part B of
                                                                 ------
Schedule 1.1.7 and added to Part C thereof. One business day prior to the
--------------              ------
Assumption Decision Date, Sellers shall provide Buyer with a copy of the then-current Part B to Schedule 1.1.7 for Buyer to use in making its final
        ------    --------------
determinations regarding the Undetermined Real Property. All Undetermined Real Property as of the Assumption Decision Date shall be deemed to have been deleted from Part B of Schedule 1.1.7 and added to Part A thereof as of such date. The
     ------    --------------              ------
Real Property on Part A of Schedule 1.1.7 as of any relevant date, together with
                 ------    --------------
all facilities and improvements owned by Sellers and located thereon (except for the Purchased Real Properties which are Delayed Transfer Property, which shall not be Purchased Real Properties until the Delayed Transfer Date), shall be referred to as "Purchased Real Property."
                -----------------------

     1.1.8.  Assumed Real Property Leases.  To the extent such Real Property
             ----------------------------
Leases are assignable under the Bankruptcy Code, all of Sellers' right, title and interest in and to the Real Property Leases listed or described in Part A
                                                                       ------
of Schedule 1.1.8 (as it may be supplemented from time to time as provided in
   --------------
this Section 1.1.8); provided, that:
                     --------

                 (a) between the date hereof and the Assumption Decision Date, Buyer may, upon written notice to Sellers and Agents, elect to (i) include as Assumed Real Property Leases any lease listed in Part B of
                                                                       ------
           Schedule 1.1.8 (as of the relevant time of determination, the Real
           --------------
           Property Leases listed or described in Part B of Schedule 1.1.8 shall
                                                  ------    --------------
           be referred to as the "Undetermined Real Property Leases"), in which
                                  ---------------------------------
           case such Real Property Leases shall be deleted from Part B of
                                                                ------
           Schedule 1.1.8 and added to Part A thereof, or (ii) not include as
           --------------              ------
           Assumed Real Property Leases some or all of the Undetermined Real Property Leases, in which case such Real Property Leases shall be deleted from Part B of Schedule 1.1.8 and added to Part C thereof.
                        ------    --------------              ------
           One business day prior to the Assumption Decision Date, Sellers shall provide Buyer with a copy of the then-current Part B to Schedule
                                                         ------    --------
           1.1.8 for Buyer to use in making its final determinations regarding
           -----
           the Undetermined Real Property Leases. All Undetermined Real Property Leases as of the Assumption Decision Date shall be deemed to have been deleted from Part B of Schedule 1.1.8 and added to Part A
                             ------    --------------              ------
           thereof as of such date.

                 (b) notwithstanding any of the foregoing, in any case in which any property that is subject to a Real Property Lease to any Seller (a "primary lease"; primary leases are identified in Section
                                                                       -------
           1 of Part B of Schedule 1.1.8) is also subject to one or more Third
           -     ------    --------------
           Party Leases (Third Party Leases are identified in Section 2 of Part
                                                              ---------    ----
           B of Schedule 1.1.8), such primary lease cannot be deleted
           -    --------------
           from Part B of Schedule 1.1.8 and added to Part C thereof unless any
                ------    --------------              ------
           corresponding Third Party Lease is also so deleted and so added to Part C; and
           ------

                 (d) as to any Third Party Lease that is an Excluded Real Property Lease but with respect to which (i) the relevant parcel of real property is Purchased Real Property or subject to an Assumed Real Property Lease and (ii) the relevant third party lessee elects to retain its rights under such Third Party Lease after it is rejected by Sellers (any such Third Party Lease, a "Rejected Third
                                                               --------------
           Party Lease"), Buyer shall be responsible for all of the landlord's
           -----------
           obligations and duties, and entitled to all of the landlord's benefits, that exist or arise under such Rejected Third Party Lease pursuant to Section 365(h)(1) of the Bankruptcy Code.

The Real Property Leases on Part A of Schedule 1.1.8 as of any relevant date
                            -------   --------------
(except for the Assumed Real Property Leases which are Delayed Transfer Property, which shall not be Assumed Real Property Leases until the Delayed Transfer Date), shall be referred to as "Assumed Real Property Leases."
                                         ----------------------------

     1.1.9.  Certain Equity Interests; Non-Seller FADS.  All of Sellers' right,
             -----------------------------------------
title and interest with respect to (a) Boston West L.L.C. ("Boston West") as
                                                            -----------
such rights exist as of the date hereof or as they may be modified to the extent permitted by Section 6.9(a); provided, that Sellers shall retain their
                                    --------
interests in respect of any Boston West stores which are closed or sold after the date hereof and with respect to which Buyer has received the Contingent Reduction; and (b) Platinum Rotisserie L.L.C. ("Platinum") regardless of the
                                                --------
nature of such interests as of the Closing Date (it being understood that, subject to Sellers' compliance with Sections 6.2 and 6.9(b), the nature of such interests may change after the date hereof as a result of, among other things, action that may be taken by Sellers to enforce or settle their rights and claims with respect to the indebtedness of Platinum);

     1.1.10. Books and Records. All books and records of Sellers relating to the
             -----------------
Business or Purchased Assets, including, without limitation, (i) all computer data files stored, used, held or kept in connection with the Business or Purchased Assets, and (ii) to the extent in the possession of Sellers, copies of the Organizational Books and Records of Boston West and Platinum (all of the foregoing, the "Books and Records");
                -----------------

     1.1.11. Intellectual Property. All of Sellers' right, title and interest
             ---------------------
with respect to:

               (i) patents, patent applications, inventor's certificates, invention disclosures, reissues, divisions, continuations-in-part and extensions thereof;

               (ii) trademarks (whether registered or unregistered), trademark applications, trade names, brand names, assumed names, trade dress, service marks (whether registered or unregistered), service mark applications and other indications of origin and all renewals, modifications and extensions thereof;

               (iii) copyrights (whether registered or unregistered), copyright applications and all renewals and extensions thereof;

               (iv) all other intellectual property rights identified in Part A of Schedule 4.6;
                      ------    ------------

               (v) to the extent transferable, all of Sellers' other intellectual property, trade secrets, inventions, confidential or proprietary business information, know-how, ideas, formulas, compositions, technical data, operating manuals and guides, writings and other works of authorship, whether copyrightable or not, including software programs or applications (including source code and object code and all documentation therefor) developed by or on behalf of Sellers, algorithms, databases, financial, marketing and business data, pricing and cost information, recipes, processes, techniques, vendor lists and records, customer lists and records, licensing records, plans, designs, drawings, sketches, specifications, proposals, rights to limit the use or disclosure of confidential information by any person, advertising and promotional materials, business and marketing plans and similar assets;

               (vi)   the goodwill associated with each of the foregoing;

               (vii)  the right to use or exploit any of the foregoing;

               (viii) any similar tangible or intangible intellectual property or proprietary rights, information and technology;

               (ix) any of the foregoing used pursuant to an express or implied license, to the extent transferable; and

               (x) any claims or causes of action arising out of or related to any infringement or misappropriation of any of the foregoing; in each case in any jurisdiction

(all of the foregoing (but in all cases excluding any intellectual property rights that are excluded pursuant to Section 1.2.10) being referred to collectively as the "Intellectual Property");
                     ---------------------

     1.1.12.   Governmental Permits. All of Sellers' licenses, consents,
               --------------------
qualifications, approvals or other regulatory authorizations issued by any governmental entity pursuant to any law, rule, regulation, decree or administrative or industry practice ("Governmental Permits") that are
                                      --------------------
transferable and that are necessary or useful for the operation of the Business and held by Sellers in connection with the operation of the Business or the ownership of the Purchased Assets (and "Purchased Assets" shall expressly exclude any other Governmental Permits);

     1.1.13.   Prepaid Expenses, Deposits, and Certain Rights. All of Sellers'
               ----------------------------------------------
prepaid expenses, media barter credits, utility, lease and other deposits (including the Prepaid Rent and Prepaid Advertising), rights under indemnities (including, without limitation, from manufacturers, vendors and others), rights arising out of or under any express or implied warranties from any suppliers, or rights otherwise arising in connection with the operation of the Business, but in all cases only to the extent related directly to the Purchased Assets (and "Purchased Assets" shall expressly exclude any of the foregoing types of rights and interests not related directly to the Purchased Assets);

     1.1.14. Vendor Allowances. All vendor allowances, including volume and
             -----------------
promotional incentive allowances, spoilage credits, and any other credits of Sellers received by or accruing to Sellers, related to (i) the vendor contracts that are Assumed Contracts hereunder or (ii) vendors with respect to which all of Sellers' obligations are Assumed Liabilities hereunder (and "Purchased Assets" shall expressly exclude any other vendor allowances);

     1.1.15. Bank Account Agreements.  Each Bank Account Agreement with
             -----------------------
respect to which Buyer (to the extent Buyer has determined that it wants such agreement transferred to it) and the relevant bank or financial institution have agreed to a transfer of such agreement to Buyer effective on or immediately after the Closing Date; provided, that Sellers shall have no obligation with
                        --------
respect to the foregoing other than to execute an Assumption and Assignment Agreement and to pay all fees current through Closing (other than account transfer fees).

     1.1.16. Other Assets. All other assets of Sellers that are not Excluded
             ------------
Assets and that are used, usable, or necessary for the operation of the Business.

     1.2.    Excluded Assets. The Purchased Assets shall not include, and
             ---------------
Sellers shall retain, the following assets, without duplication (the "Excluded
                                                                      --------
Assets"):
------

     1.2.1.  Interseller Claims. All claims or obligations between or among any
             ------------------
Sellers;

     1.2.2.  Excluded Receivables. All Receivables (i) arising under any
             -------------------
Contracts that are Excluded Contracts or Undetermined Contracts or Third Party Leases related to Excluded Real Property, Excluded Real Property Leases, Undetermined Real Property or Undetermined Real Property Leases or (ii) identified on Schedule 1.2.2, in each case as of the Closing Time;
              --------------

     1.2.3.  Excluded Contracts.  All Contracts of Sellers other than the
             ------------------
Assumed Contracts, including, without limitation or duplication, (i) all Contracts listed or identified (or deemed to be so listed or identified as provided herein) in Part C of Schedule 1.1.4 and (ii) all Contracts between or
                    ------    --------------
among any Sellers (but not any third parties), and (iii) all Bank Account Agreements other than those that are included in the Purchased Assets (all of the foregoing, the "Excluded Contracts");
                    ------------------

     1.2.4.  Excluded Personal Property. All Personal Property that is located
             --------------------------
 at any location of any Seller that is Excluded Real Property as of the Closing Date or is subject to an Excluded Real Property Lease as of the Closing Date (other than a Rejected Third Party Lease) other than any such Personal Property located at the BCI Support Center (the "Excluded Personal Property");
                                        --------------------------

     1.2.5.  Excluded Claims and Causes of Action. All claims and causes of
             ------------------------------------
action other than those that are specifically described as being "Purchased Assets" pursuant to Section 1.1.6;

     1.2.6.  Excluded Real Property. Those parcels of Real Property listed (or
             ----------------------
deemed to have been listed as provided herein) in Part C of Schedule 1.1.7 (the
                                                  ------    --------------
"Excluded Real Property");
 ----------------------

     1.2.7.  Excluded Real Property Leases. (i) All Real Property Leases between
             -----------------------------
or among any Sellers (collectively, the "Interseller Leases"), and (ii) all Real
                                         ------------------
Property Leases listed (or deemed to have been listed as provided herein) in Part C of Schedule 1.1.8 (all of the foregoing, the "Excluded Real Property
------    --------------                             ----------------------
Leases");
------

     1.2.8.  Excluded Equity Interests. Sellers' ownership (whether of record or
             -------------------------
beneficially) or other equity interests in (i) Einstein/Noah Bagel Corp. or (ii) any subsidiaries, affiliates or other entities, expressly including ownership interests in other Sellers, and any rights, warrants or options to acquire any such ownership interests (and any stock certificates or other documents evidencing such ownership or relating thereto);

     1.2.9.  Organizational Books and Records. The corporate charters, bylaws,
             --------------------------------
partnership agreements, regulations, minute books, taxpayer and other identification numbers, seals, securities transfer books, registries, blank stock certificates, and other organizational documents and records of each Seller and each subsidiary or affiliate of any Seller or other entity in which any Seller may have an equity interest (the "Organizational Books and Records"),
                                             --------------------------------
other than any copies of such Organizational Books and Records of Boston West or Platinum that are in the possession of Sellers;

     1.2.10. Interests Relating to Progressive Food Concepts, Inc.  Any right or
             -----------------------------------------------------
interest in or related to Progressive Food Concepts, Inc. ("PFCI"), Harry's-in-
                                                            ----
a-Hurry or Harry's Farmers Market, Inc., including without limitation, any property or assets owned by PFCI, any capital stock of PFCI, and any rights, warrants or options to acquire such capital stock owned, of record or beneficially, by any Seller, that note receivable payable by Progressive Food Concepts, Inc. to Boston Chicken, Inc., the Settlement and Release Agreement between certain Sellers and Harry's Farmers Market, Inc., and any right, title or interest of any Seller in the trademarks, trade names, service marks or other intellectual property of PFCI or owned by PFCI, including licenses or other rights to use intellectual property of Harry's-in-a-Hurry or Harry's Farmers Market, Inc.;

     1.2.11. Sellers' Rights Under this Agreement. Any of the Sellers' rights
             ------------------------------------
under this Agreement or any ancillary agreements executed by Buyer and/or Parent and one or more Sellers pursuant hereto (the "Related Agreements"), including
                                          ------------------
without limitation, the right to receive the Purchase Price;

     1.2.12. Insurance Policies and Insurance Claims.  Sellers' contracts of
             ---------------------------------------
insurance (other than title insurance, to the extent transferable), any unearned premiums thereunder, and any outstanding claims against insurance policies; provided, that, Buyer shall be entitled to proceeds of casualty insurance with
--------
respect to casualties occurring after the execution of this Agreement to the extent such proceeds are attributable to Purchased Assets unless the relevant Purchased Asset has been replaced or repaired by Sellers prior to Closing;

     1.2.13. Tax Refunds. Tax refunds payable to any Seller in respect of (i)
             -----------
Excluded Assets, (ii) Undetermined Contracts, Undetermined Real Property or Undetermined Real Property Leases or (iii) any Tax paid prior to the Closing Date; and

     1.2.14. Other Excluded Assets. All items of property or other assets
             ---------------------
expressly excluded from the Purchased Assets pursuant to Section 1.1 or otherwise in this Agreement.

     2.      Purchase Price; Assumption of Liabilities; Deposit.
             --------------------------------------------------

     2.1.    Amount and Payment of Purchase Price.
             ------------------------------------

                 (a)  Amount. The aggregate consideration (the "Purchase Price")
                                                                --------------
             to be paid by Buyer pursuant to this Agreement shall consist of cash in the amount of $158.6 million, as adjusted pursuant to this
             Section 2.1(a), and the assumption of the Assumed Liabilities. The cash portion of the Purchase Price shall be:

                         (i) decreased by an amount equal to the absolute value of the amount of Net Working Capital Liabilities;

                         (ii) increased by the amount of Prepaid Rent and Prepaid Advertising;

                         (iii) subject to Section 1.1.4(b), increased by the amount of the Employment Contract Termination Payment; provided, that such Employment Contract Termination Payment
                 --------
                 shall not exceed $1.9 million in the aggregate;

                         (iv) increased by the aggregate amount of payments actually made by Sellers in April and October, 2000 under the Retention Bonus Program if the Closing Date occurs after such payments are made;

                         (v) increased by the Support Staff Retention Bonus Program Payment, if such payment is actually made by Sellers, rather than Buyer;

                         (vi)   decreased by the Contingent Reduction, if any;

                         (vii)  decreased by the COBRA Payment; and

                         (viii) if applicable, increased by the Further
                 Adjustment.

                 (b) Cash at Closing. On the Closing Date, Buyer shall pay to Sellers by wire transfer of immediately available funds to the Designated Seller Account an amount equal to:

                         (i)    $158.6 million, less
                                                ----

                         (ii) the Escrowed Purchase Price Portion, which shall be delivered to an escrow agent acceptable to Buyer, Sellers and Agents (the "Escrow
                                  ------

               Agent"), to be held in an interest bearing account by the
               -----
               Escrow Agent (and to be invested as Buyer may reasonably direct), which amount shall be released in accordance with Section 9.1, less
               ----

                    (iii) the COBRA Escrow, which shall be delivered to the
               Escrow Agent, to be held in an interest bearing account by the Escrow Agent (and to be invested as Buyer may reasonably direct, consistent with any applicable US trustee guidelines), which amount shall be released in accordance with Section 9.1, less
                                                                        ----
                    (iv)  the Deposit Amount, plus
                                              ----

                    (v) an amount equal to (A) the sum of the amounts identified in Section 2.1(a)(ii), (iii), (iv), (v) and (viii), minus (B) the amount identified in Section 2.1(a)(vi).
               -----

               (c) Cash Following Determination of Net Working Capital Liabilities. Promptly after the determination of Net Working Capital Liabilities, the Pre-Closing Excluded Stores Costs and the Management Fee pursuant to Section 9.1, any portion of the Escrowed Purchase Price Portion due to Sellers shall be released to Sellers.

               (d) IRS Form 8594. Buyer and Sellers each agree to file Internal Revenue Service Form 8594. Buyer and Sellers each agree to provide the other promptly with any other information required to complete Form 8594.

               (e) Other. Except as otherwise expressly provided herein, the Purchase Price shall not be reduced based on any deletions of items constituting "Purchased Assets" or Undetermined Contracts, Undetermined Real Properties or Undetermined Real Property Leases as contemplated pursuant to Section 1.1 or otherwise herein.

     2.2. Assumed Liabilities.
          -------------------

               (a) Subject to the terms and conditions of this Agreement, Buyer shall assume all current liabilities of Sellers included in the determination of Net Working Capital Liabilities (including, without duplication, the outstanding float consisting of checks or other payment items (including Outstanding ACHs) issued and outstanding against Sellers' operating accounts) as of the Closing Time.

               (b) Buyer shall also assume Sellers' obligation to make (i) the April 2000 and October 2000 payments under and in accordance with the terms of the Retention Bonus Program, in each case only to the extent that the Closing occurs before the relevant payment is required to be made, (ii) all COBRA liabilities of Sellers and (iii) the payments required to be made under the Support Staff Retention Bonus Program if Sellers have not made such payments on the Closing Date; provided,
                                                                   --------
          that, in the event the employment of any person eligible to receive such payments under the Retention Bonus Program is terminated by Buyer after the Closing other than for Cause, then such person shall continue to be entitled to receive, and Buyer shall pay such person, the retention bonus payments to which he or she would be entitled as and when due notwithstanding such termination.

The liabilities described in Sections 2.2(a) and 2.2(b), and the liabilities assumed by Buyer under the Assumed Contracts, the Assumed Real Property Leases, and (pursuant to Section 1.1.8(c)) the Rejected Third Party Leases, shall hereinafter be referred to collectively as the "Assumed Liabilities." Other
                                                -------------------
than the Assumed Liabilities, no indebtedness, obligation or liability of Sellers is assumed by Buyer, including, without limitation, any costs to cure required to be paid by Sellers in connection with the assumption of the Assumed Contracts (other than the Marriott Agreement, if it is an Assumed Contract, it being understood that Buyer shall be responsible for all cure costs, if any, under such Contract if it is an Assumed Contract) and the Assumed Real Property Leases or any liability for the payment of any professional person retained in the Cases.

                 (c)   Buyer hereby agrees, subject only to the conditions that
            (i) the Closing shall have occurred and (ii) the Amendment to Executive Employment Agreement shall have been approved by the Bankruptcy Court, to satisfy BCI's obligations under the Amendment to Executive Employment Agreement to make a $2 million payment to J. Michael Jenkins and Buyer shall, at the Closing, pay such $2 million directly to J. Michael Jenkins in cash.

     2.3.   No Expansion of Third Party Rights. The assumption by Buyer of the
            ----------------------------------
Assumed Liabilities shall in no way expand the rights or remedies of any third party against Buyer or Sellers as compared to the rights and remedies which such third party would have had against Sellers had Buyer not assumed such liabilities. Without limiting the generality of the preceding sentence, the assumption by Buyer of the Assumed Liabilities shall not create any third-party beneficiary rights.

     2.4.   Taxes.
            -----

     2.4.1 With respect to Taxes (whether assessed or unassessed) that are not included in the Net Working Capital Liabilities and that relate to the Business or the Purchased Assets, and except as otherwise provided in Section 2.4.2, (i) Sellers shall be liable for and shall to the extent required or permitted by Bankruptcy Related Requirements pay all such Taxes to the extent attributable to periods (or portions thereof) ending on or prior to the Closing Date, and (ii) Buyer shall be liable for and shall pay all such Taxes to the extent attributable to periods (or portions thereof) beginning after the Closing Date; Provided, that, Buyer shall not be liable for any Taxes arising or incurred with
--------  ----
respect to the operations of the Business prior to Closing other than those that are included in the Net Working Capital Liabilities.

     2.4.2 Sellers shall be liable for and shall pay any and all Taxes to the extent required or permitted by Bankruptcy Related Requirements (including without limitation any Taxes payable in respect of any Internal Revenue Code
Section 338(h)(10) election, sales tax, use tax, transfer tax or documentary or stamp tax) arising out of or in connection with the sale of the Purchased

Assets. Buyer shall not be liable for any Taxes arising out of or in connection with the sale of the Purchased Assets.

     2.4.3 In connection with Sellers' preparation of tax and related forms and documents relating to any tax periods through and including the tax period in which the Closing Date occurs, including, without limitation, any and all income tax returns, Form W-2s, Form K-1s, Form 5500s and Form 1099s, required to be filed by Sellers, Buyer shall provide Sellers or their representatives with such access to the necessary information as Sellers reasonably request in advance of the relevant filing deadline for such forms and documents. Buyer shall have no obligation to prepare all or any part of Sellers' tax returns for any period.

     2.5.   Deposit. On or prior to the execution hereof, Buyer shall have
            -------
delivered to the Escrow Agent the amount of $3,000,000 (such amount, together with the interest thereon, the "Deposit Amount"), to be held in an interest
                                --------------
bearing account reasonably acceptable to Sellers by the Escrow Agent to serve as a down payment on the Purchase Price, and to be released in accordance with the following procedure:

                 (a) On the Closing Date, the Escrow Agent shall cause the Deposit Amount to be transferred, by wire transfer, to the Designated Seller Account (and such amount shall be applied towards the payment of the Purchase Price);

                 (b) Upon termination of this Agreement by Sellers due to a breach of this Agreement by Buyer, the Escrow Agent shall cause the Deposit Amount to be transferred, by wire transfer, to the Designated Seller Account to be retained by Sellers (without in any way limiting any claim for damages that may be asserted by Sellers); and

                 (c) Upon termination of this Agreement other than as set forth in Section 2.5(b), the Escrow Agent shall cause the Deposit Amount to be transferred, by wire transfer, to the Buyer to be retained by Buyer (without limiting Buyer's right to payment of the Termination Fee in the circumstances specified in Section 10.2).

     3.     Employees.

            (a) Buyer (or its designees) shall offer employment as of the Closing Date to each of Sellers' hourly Store employees who, on the Closing Date, is an Employee in Good Standing.

            (b) Buyer (or its designees) shall offer Employment as of the Closing Date to each of Sellers' regular salaried Store and staff employees (each a "Salaried Employee") and hourly staff employees (each, an "Hourly
              -----------------                                         ------
     Staff Employee") who, on the Closing Date, is an Employee in Good Standing.
     --------------

            (c) In the event that Buyer (or its designees) fails to offer Employment as of the Closing Date to any Hourly Staff Employee or Salaried Employee who is an

     Employee in Good Standing, Buyer will pay to such employee the amount of severance payable to such employee under the terms of Severance Program 1 in cash.

            (d) In the event that, after the Closing, Buyer (or its designees) terminates the Employment of any Hourly Staff Employee or Salaried Employee who becomes an employee of Buyer (or its designees) for any reason other than for Cause within three months of the Closing Date or, in the case of any such Employee who is a general manager, area manager or regional manager of Sellers as of the Closing Date, within six months of the Closing Date, Buyer will pay such employee an amount equal to the amount he or she would be entitled to under Severance Program 1 in cash.

            (e) In the event that, after the Closing, Buyer (or its designees) terminates the Employment of any Hourly Staff Employee or Salaried Employee who becomes an employee of Buyer, or its designees (other than an employee who is a general manager, area manager or regional manager covered by
     Section 3(d) above), for any reason other than for Cause more than three but less than six months after the Closing Date, Buyer will pay such employee an amount equal to the amount he or she would be entitled to under Severance Program 2 in cash.

            (f) In the event of the termination by Platinum, at the direction or recommendation of Buyer, for any reason other than for Cause during the first six months after the Closing of the employment of any Salaried Employee of Platinum who was a general manager, area manager or regional manager of Platinum as of the Closing Date, Buyer will pay (or cause to be paid to) such employee in cash an amount equal to the amount he or she would be entitled to under Severance Program 1, as if he or she were an employee of Buyer.

            (g) The names and the material terms of the employment (including the job position, the location where employed, employee's date of birth and original hire date) of all employees, whether salaried or non-salaried, full- or part-time, have been provided by Sellers to Buyer prior to the date hereof, such information to be updated monthly until Closing. Sellers shall use their best efforts to assist Buyer in communicating any offers of employment to such employees and in no case will Sellers interfere with the hiring of any such employees. In addition, Sellers shall have provided Buyer with all information reasonably necessary for, and requested by, Buyer to administer COBRA with respect to any remaining COBRA liabilities, such information to be updated monthly until Closing.

            (h) In no event shall this Section 3 constitute or be deemed to be an employment contract for any purposes whatsoever, and no employee of Sellers shall be entitled to any rights or interests under this Agreement nor in any event shall any employees constitute or be deemed to be third party beneficiaries under this Agreement or otherwise be entitled to enforce or make any claim under this Agreement. Effective as of the Closing Date, Sellers waive any non-competition restrictions, as they relate to Buyer and its affiliates, to which any of Sellers' employees who become employees of Buyer or its affiliates or any of the franchisees of Buyer or its affiliates may be subject; provided, that nothing in the foregoing is
                                    --------
     intended to limit or restrict Buyer in connection with making offers of employment as provided in this Section 3 or with respect to the assumption of any Employment Contracts.

     4.    Representations and Warranties of Sellers. Sellers each jointly and
           -----------------------------------------
severally hereby represent and warrant to Buyer as follows:

     4.1.  Organization. Each Seller is duly organized, validly existing and
           ------------
in good standing under the laws of the jurisdiction of its organization. Each Seller is duly qualified or licensed to do business as a foreign entity in good standing in all jurisdictions in which the character or the location of the assets owned or leased by it or the nature of the Business conducted by it requires licensing or qualification.

     4.2.  Authorization. Giving pro forma effect to the Confirmation Order or
           -------------
Sale Order, as the case may be, the execution, delivery and performance of this Agreement and any Related Agreements by Sellers have been duly and validly authorized by all necessary action on the part of Sellers. This Agreement and the Related Agreements constitute the legal, valid and binding obligation of Sellers, enforceable against Sellers in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally.

     4.3.  No Conflicts. Giving pro forma effect to the Confirmation Order or
           ------------
Sale Order, as the case may be, the execution, delivery and performance of this Agreement and any Related Agreements by Sellers will not violate the provisions of, or constitute a breach or default whether upon lapse of time and/or the occurrence of any act or event or otherwise under (a) the organizational documents of Sellers, (b) any law to which Sellers are subject, or (c) any agreement, contract, instrument, mortgage, lien or other document to which Sellers are a party. Other than the filings under the HSR Act, and the approval of the Bankruptcy Court, no other consent, approval, order or authorization of, or representation, declaration or filing with any governmental entity is required to be obtained or made by or with respect to Sellers in connection with the execution or delivery of this Agreement and any Related Agreements by Sellers or the transactions contemplated by this Agreement or any Related Agreement by Sellers.

     4.4.  Real Property.
           -------------

     4.4.1 Owned Real Property. Schedule 1.1.7 lists all real property with
           -------------------  --------------
respect to which any Seller has legal or equitable title (including property the legal title for which is currently held by GECC) (collectively, the "Real
                                                                     ----
Property"). With respect to each such parcel of Real Property that is Purchased
--------
Real Property, giving pro forma effect to the discharge of liens and encumbrances to be effectuated by the Confirmation Order or the Sale Order, as the case may be, and except (i) as shown on Schedule 4.4.1 or (ii) for the
                                            --------------
rights of the lessees, pursuant to Bankruptcy Code Section 365(h)(1), under any Rejected Third Party Leases relating to any such Real Property, the identified owner has insurable title to the parcel of real property, free and clear of any liens (including without limitation tax liens and mechanics' liens), security interests, or mortgages ("Encumbrances").
                          ------------

     4.4.2  Leased Real Property. Schedule 1.1.8 lists all of Sellers' real
            --------------------  --------------
property leases, including Third Party Leases, other than any Interseller Leases (collectively, the "Real Property Leases"). Section 2 of Part B of Schedule
                    --------------------    ---------    ------    --------
1.1.8 lists all of the Third Party Leases. Giving pro forma effect to the
-----
discharge of liens and encumbrances to be effectuated by the Confirmation Order or the Sale Order, as the case may be, with respect to each Assumed Real Property Lease with respect to which a Seller is the lessee or sublessee, such Seller will transfer each such Assumed Real Property Lease free and clear of any Encumbrances other than (i) landlord liens and (ii) the rights of the lessees, pursuant to Bankruptcy Code Section 365(h)(1), under any Rejected Third Party Leases relating to any such Real Property. To the knowledge of Sellers, (a) Sellers have made available to Buyer correct and complete copies of the Real Property Leases, and (b) each such lease that is an Assumed Real Property Lease is legal, valid, binding, enforceable and in full force and effect. Each of the Real Property Leases identified on Part A of Schedule 1.1.8 as of the date
                                   ------    --------------
hereof was either assumed by Sellers pursuant to Section 365 of the Bankruptcy Code or entered into after the Petition Date or are Third Party Leases related to Real Property Leases that were either assumed by Sellers pursuant to Section 365 of the Bankruptcy Code or entered into after the Petition Date and prior to the date hereof.

     4.5.   Personal Property. Giving pro forma effect to the discharge of liens
            -----------------
and encumbrances to be effectuated by the Confirmation Order or the Sale Order, as the case may be, and except as shown on Schedule 4.5, Sellers have good and
                                           ------------
marketable title (in the case of owned Personal Property) and a valid leasehold interest (in the case of Personal Property leased under equipment leases) to all items of tangible Personal Property other than Excluded Personal Property, free and clear of any Encumbrances (other than any landlord or lessor liens). EXCEPT FOR THE FOREGOING WARRANTY OF TITLE, ALL ITEMS OF EQUIPMENT AND OTHER TANGIBLE PERSONAL PROPERTY, ALL IMPROVEMENTS, ALL ITEMS LEASED PURSUANT TO OPERATING OR OTHER LEASES AND ALL LEASEHOLD IMPROVEMENTS ARE CONVEYED PURSUANT HERETO ON AN "AS IS, WHERE IS" BASIS, WITH NO WARRANTY OR REPRESENTATION OF SELLERS, EXPRESS OR IMPLIED, AS TO THE CONDITION OF SUCH ASSETS.

     4.6.   Intellectual Property. Part A of Schedule 4.6 lists the copyrights,
            ---------------------  ------    ------------
patents, service marks, trademarks, trade names, internet domain names, and registrations or applications for registration of any of the foregoing, used in the Business or in which Sellers have an interest and the nature of such interest (but excluding any of the foregoing that is an Excluded Asset), including the material licenses or other rights in effect with respect to any of the foregoing. Giving pro forma effect to the discharge of liens and encumbrances to be effectuated by the Confirmation Order or the Sale Order, as the case may be, and except (i) as provided in the agreement designated in Part
                                                                           ----
A of Schedule 1.1.4 as the agreement with the H.J. Heinz Company (the "Heinz
-    --------------                                                    -----
Contract"), (ii) as provided in those franchise agreements identified in Part B
--------                                                                 ------
of Schedule 1.1.4, and (iii) as otherwise shown on Part B of Schedule 4.6, the
   --------------                                  ------    ------------
Intellectual Property described in Part A of Schedule 4.6 is assignable free and
                                   -------   ------------
clear of any encumbrances, and no consent from or payment to any third party is required for the purchase or use of such Intellectual Property by Buyer. Except as set forth on Part C of Schedule 4.6, Sellers have not received any notice to
                ------    ------------
the effect (or otherwise have actual knowledge) that the Intellectual Property or any use by Sellers of any of the Intellectual Property conflicts with or allegedly conflicts with or infringes the rights of any person or entity, and none of the

Intellectual Property is currently involved in any proceedings challenging its availability or enforceability.

     4.7.   Employees and Employment-Related Matters. There is no labor strike,
            ----------------------------------------
material dispute, request for representation, slowdown or stoppage actually pending or, to the actual knowledge of Sellers, threatened against or affecting Sellers. Except as set forth on Schedule 4.7, all workers' compensation and
                                 ------------
unemployment compensation insurance premiums which have become due and payable have been fully paid.

     4.8.   Employee Benefit Plans. Schedule 4.8 lists each employee benefit
            ----------------------  ------------
plan that any Seller maintains or to which any Seller contributes, and to the knowledge of Sellers:

            (a) Each such employee benefit plan (and each related trust, insurance contract, or fund) complies in form and in operation in all material respects with the applicable requirements of ERISA and the Code; and

            (b) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such employee benefit plan which is an employee pension benefit plan, as defined in Section 3 of ERISA. Sellers have not maintained any defined contribution plan other than BCI's 401(k) plan and have not maintained any defined benefit pension plan at any time.

     4.9.   Contracts. Schedule 1.1.4 lists or describes all of Sellers'
            ---------
material written Contracts other than any Bank Account Agreements. Each of the Contracts identified on Part A of Schedule 1.1.4 as of the date hereof was
                        ------    --------------
either assumed by Sellers pursuant to Section 365 of the Bankruptcy Code or entered into after the Petition Date and prior to the date hereof. To the knowledge of Sellers, each of the Assumed Contracts is legal, valid, binding, enforceable and in full force and effect.

     4.10.  Litigation. Except as set forth on Schedule 4.10 and garnishment
            ----------                         -------------
actions, a schedule of which has been provided to Buyer, no action, suit, proceeding or investigation is pending or, to Sellers' best knowledge, threatened by or before any federal, state or local court, governmental agency, tribunal or any other forum, in which Sellers are named or likely to be named as a party or otherwise relating to or affecting the Business or any of the Purchased Assets in any material respect.

     4.11.  Year 2000. Sellers have implemented a comprehensive, detailed
            ---------
program to analyze and address the risk that their computer hardware and software, as currently operated, may be unable to recognize and properly execute date-sensitive functions involving certain dates prior to and any dates after December 31, 1999 (the "Year 2000 Problem") and have determined that their
                        -----------------
computer hardware and software, as currently operated, should be able to process all date information prior to and after December 31, 1999 without any errors, aborts, delays or other interruptions in operations associated with the Year 2000 problem.

     4.12.  Operating Cash Flow Statement. The operating cash flow statement
            -----------------------------
with respect to the period from the beginning of BCI's accounting period 1, 1999 through BCI's accounting period 11, 1999, inclusive is accurate in all material respects.

     4.13.  Executive Employment Agreement. Sellers have provided Buyer with a
            ------------------------------
true and correct copy of the Executive Employment Agreement dated April 30, 1998 between J. Michael Jenkins and BCI, as amended to the date hereof (including the Amendment to Executive Employment Agreement).

     5.     Representations and Warranties of Buyer and Parent. Buyer and
            --------------------------------------------------
Parent each represents and warrants to Sellers as follows:

     5.1.   Organization. It is duly organized, validly existing and in good
            ------------
standing under the laws of the jurisdiction of its organization, and has the necessary power and authority to execute, deliver and perform this Agreement and any Related Agreements to which it is a party.

     5.2.   Authorization. Its execution, delivery and performance of this
            -------------
Agreement and any Related Agreements have been duly and validly authorized by all necessary action on its part. This Agreement and the Related Agreements to which it is a party constitute its legal, valid and binding obligation, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally.

     5.3.   No Conflicts. Its execution, delivery and performance of this
            ------------
Agreement and any Related Agreements will not violate the provisions of, or constitute a breach or default whether upon lapse of time and/or the occurrence of any act or event or otherwise under (a) its organizational documents, (b) any law to which it is subject, or (c) any agreement, contract, instrument, mortgage, lien or other document to which it is a party. Other than the filings under the HSR Act, and the approval of the Bankruptcy Court, no other consent, approval, order or authorization of, or representation, declaration or filing with any governmental entity is required to be obtained or made by or with respect to Buyer or Parent in connection with the execution or delivery of this Agreement and any Related Agreements by such party or the transactions contemplated by this Agreement or any Related Agreement to which it is a party.

     6.     Covenants.
            ---------

     6.1.   Access; Confidentiality. Sellers shall, to the extent practicable
            -----------------------
without material disruption of the Sellers' business, during normal business hours, provide Buyer and its employees and representatives with full and complete access to the books, records, facilities, contracts, assets, properties, employees, vendors, suppliers, landlords, franchisees, licensees, and creditors of Sellers, the Purchased Assets and the Business, relating to the transactions contemplated by this Agreement and the Related Agreements; provided, that Buyer shall give Sellers advance notice before meeting or
--------
otherwise communicating with any third party or employee and Sellers or their authorized representatives shall be given a reasonable opportunity to participate in any such meeting or communication. Buyer and its representatives shall have the right to review and make copies of all documents and other information relating to Sellers, the Business and the Purchased Assets, in all cases at Buyer's expense. Buyer and Parent may use Confidential Information (as defined in the Confidentiality Agreement): (x) in discussions and negotiations with those third parties who, in the good faith belief of Parent, are potentially interested in consummating a transaction with Buyer or Parent with respect to any of the Purchased Assets prior or subsequent to Closing and who have executed and delivered to Sellers a confidentiality agreement substantially similar to the Confidentiality Agreement and (y) any of the affiliates and representatives of Parent or Buyer who need to know the Confidential Information for the purpose of consummating the transactions contemplated hereby and who have been informed by Buyer of the confidential nature of and the obligations relating to the Confidential Information. In addition, nothing in the Confidentiality Agreement shall be deemed or construed to limit or restrict Buyer's or Parent's rights under
Section 6.10. In the event of any conflict between the provisions of this Agreement and the Confidentiality Agreement, the provisions of this Agreement shall prevail.

     6.2.   Operation of Business. Except as otherwise contemplated by the
            ---------------------
Plan, the Bankruptcy Code, the Bankruptcy Rules, the operation and information requirements of the Office of United States Trustee, and any orders entered or approvals or authorizations granted by the Bankruptcy Court in Sellers' Chapter 11 proceeding (collectively, "Bankruptcy-Related Requirements") or by this
                              -------------------------------
Agreement, during the period between the date hereof and the Closing, the Business shall be conducted by Sellers in the ordinary course and in compliance with all other applicable laws and regulations, and, to the extent consistent therewith, Sellers shall, unless agreed to in writing by Buyer, use all commercially reasonable efforts to:

            (i)    preserve intact their respective business organizations;

            (ii) keep their respective physical assets in good working condition, ordinary wear and tear excepted, and maintain such assets in accordance with industry standard;

            (iii)  pay all Taxes as they become due and payable;

            (iv) maintain insurance on their respective Business and assets (in amounts and types consistent with past practice);

            (v) maintain staffing levels that are adequate to properly operate the Business in the ordinary course;

            (vi) preserve their relationships with customers, suppliers, landlords (including the payment of all rents and other charges due on leased real property) and others having business dealings with Sellers (to the extent relating to the Purchased Assets), to the end that their goodwill and ongoing business shall not be impaired in any material respect;

            (vii) keep all currently open Stores (other than Store 421 or Excluded Stores) open and staffed at appropriate seasonal levels;

            (viii) not enter into, renew, terminate or amend any Contract (a) outside the ordinary course of business or (b) which obligates any Seller to pay an aggregate amount in excess of $100,000 or the term of which is longer than one year (any Contract that is entered into that is not prohibited under this clause (viii) shall be added to Part A of Schedule
                                                           ------    --------
     1.1.4);
     -----

     (ix) retain at each open Store an adequate supply of good and useable operating inventories consistent with each Store's reasonably anticipated usage requirements;

     (x) subject to Section 6.15, not terminate or amend any Real Property Leases, or exercise or not exercise any options on Real Property Leases;

     (xi) maintain in good standing and keep in full force and effect all Governmental Permits applicable to the Business and comply in all material respects with all laws applicable thereto;

     (xii) not change the accounting principles or methods employed in the calculation of Net Working Capital Liabilities;

     (xiii) perform and comply in all material respects with the terms of all Assumed Contracts, including without limitation the Heinz Contract;

     (xiv) maintain their books and records in the usual, regular and ordinary manner;

     (xv) except as otherwise provided in this Agreement, not increase above normal and usual merit or cost-of-living increases the compensation payable or to become payable by Sellers to any of their officers or employees or increase the coverage or benefits available under (or create any new or otherwise amend) any severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan, payment or arrangement made to, for, or with any of the officers or employees of Sellers;

     (xvi) provide prompt notice to Buyer of (a) any options on Real Property Leases becoming due 10 days prior to expiration, (b) any losses or damages in excess of an aggregate of U.S. $25,000 suffered by Sellers with respect to the Purchased Assets whether or not such losses or damages are covered by insurance,
(c) any legal proceeding commenced by or against Sellers or any motion or pleading filed in such cases (other than proceedings in the Cases), and (d) any legal proceeding commenced or, to the best knowledge of Sellers, threatened against Sellers relating to the transactions contemplated by this Agreement or relating to any of the Purchased Assets;

     (xvii) regularly confer with Buyer concerning operational matters relating to the Business;

     (xviii) not open or maintain any bank accounts, other than those listed on
Schedule 6.2(xviii);

     (xix) make contractual payments only in accordance with the terms of the applicable Contract; and

     (xx)    not agree to do anything that would violate this Section 6.2.

     6.3. Reasonable Efforts.  Sellers, on the one hand, and Buyer, on the other
          ------------------
hand, agree that from the date hereof, they shall use their reasonable efforts to satisfy the conditions precedent to the Closing (to the extent that such conditions are to be satisfied by Sellers and Buyer, as the case may be) on or prior to the first possible date upon which the Closing can occur.

     6.4. Publicity.  Except as may be required by law or regulation or by the
          ---------
rules of any stock exchange on which Parent's securities are listed, until the earlier of the termination of this Agreement and the Closing Date, no party hereto (nor any of their respective affiliates) shall make any public announcement or other public disclosure regarding the terms of, or transactions contemplated by, this Agreement without the consent of the other party, which consent shall not be unreasonably withheld or delayed (provided, that the names
                                                       --------
of Agents and the 1996 Lenders may not be used in connection with any such announcements or disclosure without Agents' prior written consent).

     6.5. Notice of Developments.  Each party will give prompt written notice to
          ----------------------
the other party of any material adverse development causing a breach of any of its own representations and warranties. No disclosure by any party pursuant to this Section 6.5, however, shall be deemed to amend or supplement the schedules attached hereto or to prevent or cure any misrepresentation or breach of warranty.

     6.6. HSR Filings.  Each party shall promptly, but in no event later than 20
          -----------
business days after the date hereof, make their respective filing under the HSR Act, and thereafter make any other required submissions under the HSR Act and use reasonable commercial efforts and diligence to satisfy any other conditions necessary to comply with the HSR Act and to obtain an early termination of any waiting period pursuant thereto.

     6.7. Termination Payment Order.  As promptly as practicable after the date
          -------------------------
hereof, Sellers will file with the Bankruptcy Court a motion and supporting papers in form and substance acceptable to Buyer's counsel seeking the Bankruptcy Court's approval of the terms of Sections 6.8, 10.1 and 10.2 of this Agreement and Sellers' observance and performance of such terms (the "Termination Payment Order").
 -------------------------

     6.8. Acquisition Proposals.
          ---------------------

          (a) Neither Sellers nor any of their affiliates nor any of their or their affiliates' respective directors, officers, employees, agents or representatives shall solicit, or initiate, directly or indirectly, any inquiries, discussions or proposals for an Acquisition Proposal; provided,
                                                                      --------
     that, subject to compliance with the provisions of Section 6.8(b), Sellers may provide information to and negotiate with, any person from which it receives an unsolicited Acquisition Proposal.

          (b) Upon receipt of an Acquisition Proposal, Sellers will promptly notify Buyer and indicate in such notice the identity of the offeror and a complete and accurate description of the material terms thereof and provide Buyer with a copy of any writing evidencing such Acquisition Proposal, and thereafter keep Buyer informed on a current basis, of the status and terms of such Acquisition Proposal. Sellers shall not accept an

     Acquisition Proposal unless they determine in good faith and upon the advice of independent financial advisors that such Acquisition Proposal is in excess of $2 million of (i) the amount Sellers would have received pursuant to this Agreement, plus (ii) the Termination Payment. In the event that Sellers determine to endorse or accept an Acquisition Proposal, Sellers shall deliver a written notice to Buyer (an "Alternative
                                                          -----------
     Transaction Notice") advising it of the foregoing determination, which
     ------------------
     notice shall be accompanied by copies of the form of definitive agreement, if any, or other documentation proposed to be entered into in connection with such Acquisition Proposal. Upon delivery of an Alternative Transaction Notice, Buyer shall have the right (a "Topping Right") to deliver to
                                            -------------
     Sellers, within five calendar days following the receipt by Buyer of such Alternative Transaction Notice, a written offer (a "Topping Offer") to
                                                         -------------
     amend the terms of this Agreement in order to provide for terms and conditions which (including amount and value of consideration thereunder) are reasonably determined by Sellers to be, when taken in their entirety, more favorable to Sellers than the Alternative Transaction. In the event that Buyer exercises such Topping Right, (i) Sellers may disclose such Topping Offer to the third party described in the Alternative Transaction Notice and (ii) within three calendar days following receipt by Sellers of Buyer's Topping Offer, Buyer and Sellers shall enter into an amendment to this Agreement to reflect Sellers' acceptance of Buyer's Topping Offer (unless Sellers have received an additional Acquisition Proposal constituting an Alternative Transaction, in which event Buyer may exercise its Topping Right in respect thereof). If within the specified time period Buyer has failed to make a Topping Offer or has notified Sellers in writing that it does not intend to make a Topping Offer, Sellers shall confirm in writing to Buyer their obligation to make the Termination Payment in respect of such Alternative Transaction in accordance with the terms and conditions of Section 10.2 hereof and thereafter may enter into a definitive agreement with the third party named in the Alternative Transaction Notice containing the terms and conditions of the Acquisition Proposal described in such Alternative Transaction Notice. Any Acquisition Proposal must comply with the Termination Payment Order, which shall provide, among other things, that any Acquisition Proposal must be submitted not less than five days prior to the hearing seeking the approval of the Disclosure Statement (the "Disclosure Statement Hearing").
                                       ----------------------------
     Notwithstanding anything in this Section 6.8 to the contrary, if any Acquisition Proposal is received within five days prior to the Disclosure Statement Hearing, Buyer may exercise its Topping Right prior to or, if necessary, during the Disclosure Statement Hearing. The bidding procedures shall be set forth in, and the provisions of this Section 6.8 shall be implemented by, the Termination Payment Order.

          (c) Following the execution of any amendment to this Agreement pursuant to subsection (b) above, unless specifically amended in such amendments, the provisions of this Section 6.8 shall remain in effect and the receipt by Sellers of any other offers, proposals or inquiries relating to any Acquisition Proposal shall be subject to the provisions of this
     Section 6.8.

          (d) After the approval of the Disclosure Statement, Sellers shall not endorse or accept an Alternative Transaction.

     6.9.  Boston West and Platinum.
           ------------------------

           (a) Except for Sellers' consent to the use of cash collateral in the ordinary course of business, Sellers will not, without the prior written consent of Buyer, consent to any action in the bankruptcy proceedings of Boston West, and shall provide Buyer with prompt notice of all motions or pleadings made therein, including, without limitation, any motion to sell, assign or close store locations of Boston West.

           (b) Sellers shall not take any corporate action outside of the ordinary course with respect to Platinum; provided that Sellers may take
                                               --------
     such actions (i) as would not be prohibited under Section 6.2 (with references to Sellers replaced with references to Platinum) and (ii) as are required in order that Sellers not breach the Administrative and Advisory Support Services Agreement dated as of June 16, 1997 or any other agreements between Sellers and Platinum as of the date hereof.

     6.10. Cooperation and Access with Respect to Real Estate Matters.
           ----------------------------------------------------------

           (a) From and after the date hereof, Sellers shall use their commercially reasonable efforts to facilitate:

                   (i) Buyer's access to and negotiations with the owners of all real property underlying Real Property Leases for all purposes, including the amendment to Real Property Leases and the obtaining of estoppel certificates and nondisturbance agreements relating to such leases and the conduct of title, environmental and any other studies deemed necessary by Buyer;

                   (ii) Buyer's access to all Real Property and real property underlying Real Property Leases for all purposes, including title, environmental and any other studies deemed necessary by Buyer;

                   (iii) Buyer's access to and negotiations with Third Party Lessees for all purposes, including amendment to Third Party Leases and the obtaining of estoppel certificates; and

                   (iv) Buyer's access to and negotiations with any franchisees under currently existing franchise agreements between any of the Sellers and such franchisees (whether or nor such franchisees are Third Party Lessees) for all purposes.

           (b) Sellers shall cooperate with Buyer in order that Buyer may secure title insurance with an extended coverage endorsement over general exceptions and such other endorsements as Buyer may reasonably require. This shall include, but will not be limited to, providing such affidavits as the title insurance company may reasonably require in order to omit from the title insurance policy all exceptions for (x) parties in possession,
     (y) mechanics liens and (z) other matters required by Buyer. Further, Sellers shall cause to be made available to Buyer after the date hereof, to the extent in the possession of or reasonably obtainable by (and at no cost to) Sellers:

               (i) true and complete copies of the Real Property Leases and Third Party Leases;

               (ii) true and complete copies of any currently existing franchise agreements between any of the Sellers and a franchisee;

               (iii) any files relating to the Real Property, the Real Property Leases, and the Third Party Leases (collectively, the "Properties")
                                                                 ----------
           (including, without limitation, copies of site plans, plans and specifications, as-built buildings floor plans and landscape plans and other plans or studies, construction contracts, architectural and engineering agreements, effective assignable guaranties and warranties made by any person for the benefit of a Seller and in the possession or under the control of a Seller, with respect to the Properties or any of their components);

               (iv) true and complete copies of any material contracts relating to the Properties;

               (v) true and complete copies of any insurance policies relating to the Properties;

               (vi) evidence of payment of all due and payable taxes relating to the Properties;

               (vii) title insurance policies, surveys and environmental and engineering studies and reports relating to the Properties; and

               (viii) estoppel certificates relating to the Real Property Leases and the Third Party Leases.

     6.11. Employment Contracts. Sellers shall terminate any Rejected Employment
           --------------------
Contract(s), such termination to be effective immediately before the Closing.

     6.12. Post Closing License. (a) Buyer shall, at Closing, grant to Sellers a
           --------------------
limited, non-exclusive, non-assignable, non-sublicenseable and royalty-free right to use the Intellectual Property ("Licensed IP") in connection with the
                                         -----------
operation of the Excluded Stores and solely in the manner and within the same scope as such Licensed IP is used by BCI with respect to the products and services of BCI as of the Closing Date, for a length of time limited to such period reasonably necessary for Sellers to implement the transitions contemplated by this Agreement, but in no event for a period of time ("Post
                                                                       ----
Closing License Period") longer than 30 days after the Closing (the "Post
----------------------                                               ----
Closing License"). Without limiting the foregoing and upon the end of the Post
---------------
Closing License Period, Seller shall cease all use of the Licensed IP and remove all Licensed IP from all real property, buildings, signage, fixtures, correspondence and stationary associated with the Excluded Stores.

     (b) Sellers agree to maintain a standard of quality in the operation of the Excluded Stores and in the sale of goods and services consistent at all times with the level of quality maintained by BCI as of the date hereof. Sellers shall take no action that will (i) impair the quality of the products and services with which the Licensed IP is used or
(ii) disparage or diminish the value of the Licensed IP or the goodwill associated with BCI ("BCI Goodwill").
                      ------------

     (c) Buyer shall have the right, ten days after written notice to Sellers, to terminate the Post Closing License for any uncured breach of any of the provisions of this Section 6.12.

     (d) Sellers acknowledge that at the end of the Post Closing License Period any goodwill associated with the Licensed IP or Excluded Stores shall revert to Buyer and that Sellers shall have no further rights to the Licensed IP or BCI Goodwill.

     6.13. Certain Matters Regarding the Confirmation Order. In the event that
           ------------------------------------------------
the Sale Order has not been previously entered by the Bankruptcy Court and the Bankruptcy Court declines to include the condition set forth in Section 7.1.2(e) in the Confirmation Order, Sellers shall seek a continuance of the confirmation hearing on the Plan and not seek to set a new hearing date until on or after the Initial Assumption Date.

     6.14. Assumption and Extension of Einstein/Noah Bagel Corp. Services
           --------------------------------------------------------------
Agreement.  If requested in writing by Sellers at any time prior to the Initial
---------
Assumption Decision Date and after Sellers' receipt of any written request therefor from Einstein/Noah Bagel Corp., Buyer agrees to assume the Einstein/Noah Bagel Corp. contract on Part B of Schedule 1.1.4 and to extend
                                      ------    --------------
such contract on the terms and conditions therein to a date not beyond December 31, 2000, in which case such contract shall be added to Part A of Schedule
                                                        ------    --------
1.1.4.
-----

     6.15. Buyer Reply to Written Requests Regarding Contracts and Leases. Upon
           --------------------------------------------------------------
receipt of a written request from Sellers to Buyer (i) to consent to any Seller taking any of the actions with respect to contracts that are prohibited by
Section 6.2(viii), or (ii) to consent to any proposed amendment to, or any proposed exercise or nonexercise by any Seller of, any option on a Real Property Lease, Buyer shall have two business days (in the case of clause (i)) and five business days (in the case of clause (ii)) to respond to such request, in each case following receipt thereof. Buyer's failure to timely respond to any such request shall be deemed to be its consent thereto. Any contract that is entered into by Sellers with Buyer's consent (including its deemed consent) in accordance with this Section 6.15 shall be added to Part A of Schedule 1.1.4.
                                                    ------    --------------

     6.16. 363 Sale Alternative. If Sellers (with the consent of the Agents)
           --------------------
request in writing that Buyer agree to consummate the transactions contemplated by this Agreement in accordance with Section 363(b) of the Bankruptcy Code rather than pursuant to the Plan, Buyer and Sellers shall cooperate with one another in restructuring the transaction so as to achieve all of the objectives of the parties to the greatest extent practicable on a basis consistent with the parties' rights and obligations under this Agreement. Without limiting the foregoing, if

           (a)  the Bankruptcy Court enters orders (collectively, the "Sale
                                                                       ----
     Order") (and the requirements specified in clauses (ii)-(iv) (but not
     -----
     clause (i)) are referred to as the "Specified Sale Order Requirements")
                                         ---------------------------------
     which:

               (i) approve a sale of the Purchased Assets to Buyer pursuant to Section 363 of the Bankruptcy Code, free and clear of liens, claims and interests (except (i) to the extent securing an Assumed Liability or arising under an Assumed Contract or a Contract that is Delayed Transfer Property,
                      (ii) landlord liens and (iii) rights of lessees, pursuant to Bankruptcy Code Section 365(h)(1), under any Rejected Third Party Leases relating to any Purchased Assets) (and containing the provisions set forth in Section 7.1.2(a) and (b));

               (ii) extend until the Initial Assumption Date the time within which Sellers must assume or reject any Delayed Transfer Property constituting Real Property Leases or Contracts (it being understood that the foregoing is not intended to limit Sellers obligations under Section 6.17);

               (iii) to the extent applicable, authorize Sellers to effect a post-Closing transfer of the Delayed Transfer Property on any date through and including the Initial Assumption Date (it being understood that the foregoing is not intended to limit Sellers obligations under Section 6.17);

               (iv)   approve the Management Agreement; and

           (b) the conditions specified in Section 7 (other than the entry of the Confirmation Order) have been satisfied or waived (any such waiver by Sellers to be with the consent of Agents),

then Buyer shall close the sale of the Purchased Assets, and commence the operation and management of the assets which are the subject of the Management Agreement (including, without limitation, the Undetermined Contracts, the Undetermined Real Property, the Undetermined Real Property Leases, and the Delayed Transfer Property), and assume responsibility for all operating liabilities of the Business with respect thereto, no later than 10 days after the last such order has become a Final Order.

     6.17. Extension Order. Sellers shall employ their best efforts to obtain in
           ---------------
the Confirmation Order or the Sale Order, as applicable, a reservation of jurisdiction by the Bankruptcy Court to (i) extend the Initial Assumption Date for a period of 60 days (or such lesser period as is required by the Bankruptcy Court) if fewer than 25% of the Undetermined Real Property Leases remain on Part
                                                                            ----
B of Schedule 1.1.8 on May 1, 2000 and (ii) terminate and release all of the
-    --------------
liens, claims and interests in and to any Delayed Transfer Properties transferred pursuant to Section 9.7 (other than (i) landlord liens, (ii) the rights of lessees, pursuant to Bankruptcy Code Section 365(h)(1), under any Rejected Third Party Leases relating to any such Delayed Transfer Property and
(iii) Buyer Liens), under and pursuant to Section 363(f) and 1141(d) (in the case of the Confirmation Order) of the Bankruptcy Code. In addition, upon Buyer's written request made at any time no less than five business days before the Initial Assumption Decision Date, Sellers shall file with the Bankruptcy Court, and employ their best efforts to gain approval of, a motion (i) requesting the Bankruptcy Court to extend the Initial Assumption Date for a period of 60 days (or such lesser period as is required by the Bankruptcy Court) if fewer than 25% of the Undetermined Real Property Leases remain on Part B of
                                                                     ------

Schedule 1.1.8 as of May 1, 2000 and (ii) terminating and releasing all of the
--------------
liens, claims and interests in and to any Delayed Transfer Properties and Purchased Assets transferred pursuant to Section 9.7 (other than (i) landlord liens, (ii) the rights of lessees, pursuant to Bankruptcy Code Section 365(h)(1), under any Rejected Third Party Leases relating to any such Delayed Transfer Property and (iii) Buyer Liens) under and pursuant to Section 363(f) and 1141(d) (in the case of the Confirmation Order) of the Bankruptcy Code. Any order entered by the Bankruptcy Court granting the foregoing shall be referred to as the "Extension Order."
           ---------------

     6.18.  Pre-Closing Rejected Contracts, Real Properties and Real Property
            -----------------------------------------------------------------
Leases. Buyer shall inform Sellers of those Undetermined Contracts, Undetermined
-------
Real Properties and Undetermined Real Property Leases which it has deleted from Part B of Schedules 1.1.4, 1.1.7 and 1.1.8, respectively, and moved to Part C of
------    ---------------  -----     -----                             ------
such Schedule on or before the 20th business day prior to the Approval Hearing or the hearing on the Sale Order, as applicable; provided, that if the date of
                                                 --------
the Approval Hearing or the hearing on the Sale Order is not known until less than 20 business days before such Approval Hearing or hearing, Buyer shall deliver the information within two business days of written notice of the date of such Approval Hearing or hearing being delivered to it and Parent. In the event that there is Delayed Transfer Property, then if between the fifth business day prior to the Approval Hearing or the hearing on the Sale Order, as applicable, and the Closing Date, Buyer amends Part B of Schedules 1.1.4, 1.1.7
                                               ------    ---------------  -----
or 1.1.8, such amendments shall not be deemed to have occurred until immediately
   -----
after the Closing Date. Buyer shall not add more than 25 Real Property Leases (none of which shall be Real Property Leases which are subject to Third Party Leases with Einstein Noah Bagel Partners, L.L.C. or its affiliates (other than Sellers)) to Part C of Schedule 1.1.8 during the period commencing on the 19th
             ------    --------------
business day prior to the Approval Hearing or the hearing on the Sale Order, as applicable, and ending on the fifth business day prior to the Approval Hearing or the hearing on the Sale Order, as applicable.

     6.19.  Post-Closing Rejection Motions. During the period from the Closing
            ------------------------------
Date through the Assumption Decision Date, promptly upon Buyer's notice that an Undetermined Contract or Undetermined Real Property Leases is to become an Excluded Contract or an Excluded Real Property Lease, Sellers shall file an appropriate motion with the Bankruptcy Court with respect thereto unless Sellers (in the case of an Undetermined Real Property Lease subject to a Third Party Lease with Einstein Noah Bagel Partners, L.L.C. or its affiliates (other than Sellers)) are able to assume and assign such Undetermined Real Property Lease within the time such Real Property Lease would otherwise be required to be rejected under the terms of the Management Agreement; provided, that such
                                                      --------
rejection may be incorporated in the Plan if the Confirmation Order has not been entered as of such time.

     6.20.  Buyer Designation of Assumed Contracts, Purchased Real Property and
            -------------------------------------------------------------------
Assumed Real Property Leases. On or before (i) the 21/st/ day preceding the
----------------------------
Closing Date (with respect to Assumed Contracts and Assumed Real Property Leases as of such time) and (ii) the fifth business day preceding the Closing Date (with respect to Purchased Real Property as of such time), Buyer shall designate which Assumed Contracts, Assumed Real Property Leases and Purchased Real Property shall be Delayed Transfer Property.

     6.21.  Notice to Sellers with respect to Certain Third Party Leases.
            ------------------------------------------------------------
Notwithstanding Sections 1.1.7, 1.1.8 or 6.18, Buyer shall give Sellers 20 business days written notice prior to moving any Real Property or Real Property Lease subject to a Third Party Lease with Einstein Noah Bagel Partners, L.L.C. or its affiliates (other than Sellers) from Part B of Schedule 1.1.7 or 1.1.8, as applicable, to Part C of such
     ------    --------------    -----                    ------
Schedule.

     7.     Conditions Precedent to Parties' Obligation.
            -------------------------------------------

     7.1.   Conditions to Obligations of All Parties. The respective obligation
            ----------------------------------------
of each party to consummate the transactions to be performed by it in connection with the Closing is subject to the satisfaction, or waiver by that party (with, in the case of Sellers, the consent of the Agents), of the following conditions:

     7.1.1. HSR Act. Any waiting period (and any extensions thereof) applicable
            -------
to the consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated.

     7.1.2. Confirmation Order. The Confirmation Order shall have been entered
            ------------------
by the Bankruptcy Court and shall have become a Final Order. The Confirmation Order shall be in form and substance reasonably satisfactory to Buyer, Sellers and Agents and shall, among other things:

                 (a) Contain findings of fact and rulings that Buyer is a good faith purchaser and entitled to the protections of Section 363(m) of the Bankruptcy Code;

                 (b) conform with the requirements of Section 24 of the Heinz Contract and the requirements of the Bankruptcy Court order authorizing Sellers to enter into such agreement;

                 (c) unless the Sale Order has previously been entered, as of the Plan Effective Date, terminate and release all of the liens, claims and interests in and to the Purchased Assets (other than (i) landlord liens, (ii) the rights of lessees, pursuant to Bankruptcy Code Section 365(h)(1), under any Rejected Third Party Leases relating to any such Delayed Transfer Property and (iii) Buyer Liens) except to the extent securing an Assumed Liability or arising under an Assumed Contract, under and pursuant to Section 363(f) and 1141(d) of the Bankruptcy Code; it being understood that such order (or an abstract thereof) shall be in form suitable for filing in applicable lien records and shall direct the execution of appropriate title transfers and lien releases by creditors with respect to the transferred or released property and limitations on the Assumed Liabilities as set forth in this Agreement and enjoin any holder of a claim against or interest in any of the Sellers from asserting any such claim or interest against Buyer or Parent other than claims directly related to the Assumed Liabilities or rights under the Assumed Contracts or Assumed Real Property Leases;

                 (d) terminate each Interseller Lease relating to a parcel of Purchased Real Property or a property that is subject to an Assumed Real Property Lease, such termination to be effective as of the Closing Date;

               (e) unless the Sale Order has previously been entered, if the Confirmation Order is entered by the Bankruptcy Court before the Initial Assumption Date, the Confirmation Order shall also comply with the Specified Sale Order Requirements; and

               (f) authorize the assumption by Sellers and assignment to Buyer of all Assumed Real Property Leases and Assumed Contracts that are not Delayed Transfer Property as of the Confirmation Date and otherwise in accordance with the terms of this Agreement.

     7.2.   Conditions to Buyer's Obligations.  Unless waived by Buyer, the
            ---------------------------------
obligations of Buyer under this Agreement are subject to satisfaction by Sellers of the following conditions on or before the Closing Date:

     7.2.1. Covenants, Representations and Warranties. All of the covenants to
            -----------------------------------------
be complied with and performed by Sellers shall have been complied with and performed in all material respects, and all of the representations and warranties made by Sellers in this Agreement shall be correct, at and as of the date hereof and as of the Closing Date, in all material respects. For purposes of determining compliance with this provision and for all other purposes, representations and warranties shall be deemed not to be correct in all material respects only if:

               (a) to the extent made as of the date hereof, the difference between the facts, circumstances and conditions as represented and the facts, circumstances and conditions as subsequently determined to exist as of the date hereof constitutes a Material Adverse Change (provided that Buyer shall be estopped from asserting a failure of the condition to be satisfied unless it asserts such failure three days prior to the date of the Disclosure Statement Hearing unless such difference was concealed from Buyer or Parent); and

               (b) to the extent deemed made as of the Closing Date, the difference between the facts, circumstances and conditions as represented and the facts, circumstances and conditions as determined to exist as of the Closing Date constitutes a Material Adverse Change (provided that Buyer shall be estopped from asserting a failure of the condition to be satisfied if such difference could have been asserted as of the date of the Disclosure Statement Hearing unless such difference was then concealed from Buyer or Parent).

     7.2.2. Closing Documents. With respect to the Purchased Assets existing as
            -----------------
of the Closing Date, Sellers shall have executed the following documents, which shall have been prepared by Buyer, subject to the reasonable comments of Sellers and Agents. Sellers and Agents shall use their respective best efforts to deliver such reasonable comments, if any, within five business days of receipt of such documents. Each of such documents shall be without representation or warranty and shall otherwise be in form acceptable to Buyer, Sellers and Agents. The documents are as follows:

               (a) A Bill of Sale with respect to the Purchased Assets constituting Personal Property to transfer all of Sellers' right, title and interest thereto, in a customary form (the "Bill of
                                                                  -------
            Sale"), duly executed by Sellers;
            ----

               (b) An Assignment of Equipment Leases to transfer all of Sellers' right, title and interest in the equipment leases that are "Assumed Contracts" hereunder, in a customary form ("Equipment
                                                                 ---------
            Lease Assignment"), duly executed by Sellers;
            ----------------

               (c) An Assignment of Real Property Leases to transfer all of Sellers' right, title and interest in all Assumed Real Property Leases hereunder, in a customary form ("Real Property Lease
                                                    -------------------
            Assignment"), duly executed by Sellers;
            ----------

               (d) An Assignment of Intellectual Property Rights to transfer all of Sellers' right, title and interest in and to all Intellectual Property, in a customary form ("Assignment of Intellectual Property
                                            -----------------------------------
            Right"), duly executed by Sellers;
            -----

               (e)  Quitclaim Deeds (the "Deeds") with respect to each parcel of
                                          -----
            Purchased Real Property to transfer all of Sellers'(or the record owner's) right, title and interest thereto, which shall be in a customary and recordable form, reasonably satisfactory to Buyer duly executed by the appropriate Seller or such record owner;

               (f) One or more Assignment and Assumption Agreements evidencing the transfer of Sellers' right, title and interest in the Assumed Contracts and all other Assumed Liabilities and Buyer's assumption of Sellers' obligations thereunder to the extent contemplated hereby, in a customary form (the "Assignment and Assumption
                                              -------------------------
            Agreements"), duly executed by Sellers;
            ----------

               (g) A Transfer Agreement transferring the interests (if any) of Sellers in Boston West and Platinum, in customary form (the "Transfer Agreement");
             ------------------

               (h) A certificate issued by each Seller certifying that as of the Closing Date, such Seller is not a foreign person (as described in Treasury Regulation Section 1.1445-2(b)(i)), such certificate to be in form similar to that described in Treasury Regulation Section 1.1445-2(b)(2)(iii)(B) or otherwise meeting the requirements of Treasury Regulation Section 1.1445-2(b)(2);

               (i) An assignment, in form and substance satisfactory to Buyer, duly executed and acknowledged by the applicable Sellers, transferring and assigning to Buyer the Sellers' interest in all title insurance policies relating to the Purchased Real Property and the Assumed Real Property Leases; and

               (j) Such other agreements and documents as are necessary and appropriate for Sellers to carry out the terms and provisions of this Agreement.

     7.2.3     Option Agreement.  The Option Agreement shall not have been
               ----------------
breached or repudiated by the Requisite Holders (as such term is defined in the Option Agreement).

     7.2.4     Termination of Employee Benefit Plans.  Each employee pension
               -------------------------------------
plan and employee welfare benefit plan as defined in Section 3 of ERISA and each vacation plan and other employment practice, policy, fringe benefit and perquisite of any kind of Sellers shall, unless prohibited, be terminated immediately prior to the Closing in accordance with applicable law.

     7.2.5     Confirmation Order.  The Confirmation Order shall not have been
               ------------------
entered by the Bankruptcy Court prior to the Initial Assumption Date, unless the Confirmation Order includes the provision set forth in Section 7.1.2(e).

     7.2.6     Management Agreement.  If the Confirmation Order is entered
               --------------------
before the Initial Assumption Date, the Management Agreement shall be in full force and effect.

     7.2.7     Continuity of Senior Management.  Michael Jenkins shall have
               -------------------------------
continued to be the chief executive officer of Sellers to the Closing Date (other than as a result of death or disability).

     7.2.8     Year 2000 Compliance.  Sellers' computer hardware and software
               --------------------
shall Comply in all material respects.

     7.3       Conditions to Sellers' Obligations. Unless waived by Sellers,
               ----------------------------------
with the consent of Agents, the obligations of Sellers under this Agreement are subject to satisfaction of the following conditions on or before the Closing
Date:

     7.3.1.    Covenants, Representations and Warranties.  All of the covenants,
               -----------------------------------------
terms and conditions of this Agreement to be complied with and performed by Buyer at or before the Closing Date shall have been complied with and performed in all material respects, and the representations and warranties made by Buyer and Parent in this Agreement shall be correct in all material respects, at and as of the Closing Date, with the same force and effect as though such representations and warranties had been made at and as of the Closing Date. Any representation or warranty which by its terms is made with reference to a specific date shall have been correct in all material respects as of such date.

     7.3.2.    Closing Documents.  With respect to the Purchased Assets existing
               -----------------
as of the Closing Date, Buyer shall have delivered the following documents in the form referred to in Section 7.2.2 or as otherwise set forth below:

               (i)   The Bill of Sale, duly executed by Buyer;

               (ii)  The Equipment Lease Assignment, duly executed by Buyer;

               (iii) The Real Property Lease Assignment, duly executed by Buyer;

               (iv) The Assignment of Intellectual Property Rights, duly executed by Buyer;

               (v) The Deeds, duly executed by Buyer, if required by local law or practice;

               (vi) The Assignment and Assumption Agreements, duly executed by Buyer;

               (vii)  The Transfer Agreement, duly executed by Buyer; and

               (viii) Such other agreements and documents as are necessary and appropriate for Buyer to carry out the provisions of this Agreement.

     7.3.3.    Indemnification Agreement for Outstanding ACHs. Parent shall have
               ----------------------------------------------
executed and delivered to BofA an indemnification agreement, in form and substance reasonably satisfactory to BofA and Parent, indemnifying BofA for the Outstanding ACHs.

     8.        Closing and Closing Deliveries; Calculations and Payments at
               ------------------------------------------------------------
Closing.
-------

     8.1.      Closing.  The closing of the transactions provided for in this
               -------
Agreement (the "Closing") shall take place at 10:00 a.m. (Denver time) on (i)
                -------
the first business day following the first to occur of the date on which (a) the conditions to closing specified in Section 7 have been satisfied or waived (any such waiver by Sellers to be with the consent of Agents) or (b) if applicable, the conditions specified in Section 6.16 have been satisfied, (ii) if agreed by Buyer and (with the consent of Agents) Sellers, the first Period End that occurs after the date specified in the preceding clause (i), or (iii) if requested in writing by Sellers (with the consent of Agents) no later than two business days after the date the Confirmation Order or Sale Order is entered, the date that is up to 30 days after the date specified in the preceding clause (i). The date of the Closing is referred to herein as the "Closing Date."
                                          ------------

     8.2.      Sellers' Obligations at Closing.
               -------------------------------

     8.2.1. At the Closing, Sellers shall deliver or cause to be delivered to Buyer the certificates, consents, agreements and other documents specified in
Section 7.2 hereof.

     8.2.2.    At the Closing, Sellers shall transfer the Purchased Assets to
Buyer.

     8.3.      Buyer's Obligations at Closing.
               ------------------------------

     At the Closing, in addition to its obligations under Section 2.1, Buyer shall deliver or cause to be delivered the certificates, consents, agreements and other documents specified in Sections 7.3.2 and 7.3.3.

     8.4.      Sellers' Option.  If Sellers have not made the request set forth
               ---------------
in Section 8.1(iii), within two business days of Buyer's designation pursuant to
Section 6.18, Sellers may elect to execute (and Buyer and Parent shall also execute), with respect to those of the Pre-Closing Excluded Stores that are designated by Sellers within five business days prior to the Closing Date, the Pre-Closing Excluded Stores Management Agreement, attached hereto as Exhibit B.

     9.        Certain Post Closing Matters.
               ----------------------------

     9.1.      Post Closing Determination of Net Working Capital Liabilities and
               -----------------------------------------------------------------
Pre-Closing Excluded Stores Costs.
---------------------------------

     9.1.1.    Preparation of Closing Statement and Pre-Closing Excluded Stores
               ----------------------------------------------------------------
Costs Statement.  Within 45 calendar days after the Closing Date (or if the
---------------
Closing Date does not immediately follow a Period End of Sellers, within thirty calendar days after the end of the first Period End of Sellers after the Closing
Date), Buyer shall prepare and deliver to Sellers and the Agents a statement setting forth a detailed calculation of Net Working Capital Liabilities as of the Closing Date (the "Closing Statement") and a statement of Pre-Closing
                       -----------------
Excluded Stores Costs plus the Management Fee (the "Pre-Closing Excluded Stores
                                                    ---------------------------
Cost Statement"), as applicable. If neither Sellers nor any Agent disputes the
--------------
Closing Statement or the Pre-Closing Excluded Stores Cost Statement, as applicable, within 45 calendar days after receipt thereof, the amounts set forth thereon shall be deemed to have been "finally determined" as set forth thereon. If either the Sellers or the Agents wish to dispute the Closing Statement or the Pre-Closing Excluded Stores Cost Statement, as applicable, they shall deliver to the other party and to Buyer a notice specifying in reasonable detail those items or amounts as to which they disagree, the reason for such disagreement, and their resulting proposed adjustments ("Dispute Notice"). Only those items or
                                           --------------
amounts specifically identified in a Dispute Notice (the "Disputed Items") shall
                                                          --------------
be deemed to be disputed by the relevant disputing party.

     9.1.2.    Expert Determination re: Disputes.  If a Dispute Notice is
               ---------------------------------
delivered, Sellers, Agents, and Buyer shall use their commercially reasonable efforts to reach agreement on the Disputed Items. If such parties cannot reach agreement within 30 days from the date of delivery of the Dispute Notice, the Disputed Items shall be submitted to the Independent Accountants for determination in accordance with this Section 9.1.2 (which determination shall incorporate the undisputed items or amounts from the Closing Statement or the Pre-Closing Excluded Stores Cost Statement, as applicable). The Independent Accountants shall deliver to Sellers, Buyer, and Agents, as promptly as practicable, a written report setting forth their determination of the Disputed Items (which shall incorporate the undisputed items from the Closing Statement or the Pre-Closing Excluded Stores Cost Statement, as applicable), which determination shall be final, conclusive and binding upon the parties, and shall not be subject to appeal to any court or tribunal. Upon delivery of such report, Net Working Capital Liabilities, Pre-Closing Excluded Stores Costs, if any, and the Management Fee, if any, shall be deemed to have been "finally determined" as set forth in such report. Each party will bear its own expenses in connection with any disputes regarding the Closing Statement and the Pre-Closing Excluded Stores Cost Statement, if applicable, except that the Independent Accountants' fees and expenses will be allocated fifty percent to Buyer and fifty percent to Sellers.

     9.1.3.    Calculations and Payments Upon "Final Determination".
               ----------------------------------------------------

               (a) If the absolute value of the Net Working Capital Liabilities plus the absolute value of the Pre-Closing Excluded Stores Costs, if any, plus the Management Fee, if any, equals or exceeds the Escrowed Purchase Price Portion, the entire Escrowed Purchase Price Portion plus the excess amount, if any, shall be paid by wire transfer of immediately available funds to the account designated by Buyer (the "Designated Buyer
                                                    ----------------

     Account") by the Escrow Agent, in the case of the Escrowed Purchase Price
     -------
     Portion, and Sellers, in the case of any excess amount;

               (b) If the Escrowed Purchase Price Portion exceeds the absolute value of Net Working Capital Liabilities and the absolute value of Pre-Closing Excluded Stores Costs, if any, and the Management Fee, if any, such excess amount shall be paid out of the Escrowed Purchase Price Portion to Sellers by wire transfer of immediately available funds to the Designated Seller Account by the Escrow Agent, and the balance of the Escrowed Purchase Price Portion shall be paid by wire transfer of immediately available funds to the Designated Buyer Account by the Escrow Agent

               (c) Interest accrued on the Escrowed Purchase Price Portion shall be paid pro rata with the distribution of the Escrowed Purchase Price Portion.

     9.1.4.    Access.  Sellers, the Independent Accountants, the Agents, and
               ------
their respective representatives will have reasonable access to the books, records and accounts of Buyer for any purposes related to their preparation or review, as the case may be, of the Closing Statement and the determination of Net Working Capital Liabilities, the Pre-Closing Excluded Stores Cost Statement, as applicable, and the COBRA Statement.

     9.1.5.    GAAP Rules.  Each item to be listed on the Closing Statement
               ----------
in connection with the determination of the Net Working Capital Liabilities, the Pre-Closing Excluded Stores Cost Statement, as applicable, and the COBRA Statement shall be determined in accordance with generally accepted accounting principles in the United States of America, consistently applied.

     9.1.6.    COBRA Statement and Escrow.  (a) On the date which is six months
               --------------------------
plus 10 business days after the Closing Date, Buyer shall prepare and deliver to Sellers and Agents a statement as of the date which is six months after the Closing Date setting forth a detailed calculation of actual costs related to Buyer's administration of Sellers' COBRA claims (the "COBRA Statement"). If
                                                       ---------------
neither Sellers nor any Agent disputes the COBRA Statement within 45 calendar days after receipt thereof, the amount set forth thereon shall be deemed to have been "finally determined" as set forth thereon. If any Seller or Agent disputes the COBRA Statement, Buyer, Sellers and Agents shall employ the dispute resolution mechanism set forth in the last two sentences of Section 9.1.1 and
Section 9.1.2, mutatis mutandis, after which any disputed items in the COBRA Statement shall have been "finally determined."

     (b) If the actual amount shown on the COBRA Statement is in excess of the COBRA Escrow, the COBRA Escrow plus one half of the excess amount shall be paid by wire transfer of immediately available funds to the Designated Buyer Account by the Escrow Agent, in the case of the COBRA Escrow, and Sellers, in the case of any excess amount. If the COBRA Escrow exceeds the amount shown on the COBRA Statement, such excess amount shall be paid out of the COBRA Escrow to Sellers by wire transfer of immediately available funds to the Designated Seller Account by the Escrow Agent, and the balance of the COBRA Escrow shall be paid by wire transfer of immediately available funds to the Designated Buyer Account by the Escrow Agent. Interest accrued on the COBRA Escrow shall be paid pro rata with the distribution of the COBRA Escrow. The total amount to be paid to the Designated Buyer Account pursuant to this Section 9.1.6(b) shall be referred to as the "COBRA Payment."

     9.2.      Use of Intellectual Property and Other Information.  Except as
               --------------------------------------------------
provided in the Post Closing License or in connection with Sellers' completion of such administrative, ministerial or other matters as may be required to effectuate an orderly conclusion and winding up of the business and affairs of Sellers and Sellers' Plan (including, without limitation, the prosecution of claims and causes of action that are Excluded Assets), after the Closing Date, Sellers shall not communicate, disclose, divulge, use, or use for their own benefit or for the benefit of any other person or entity, or misuse in any way, any of the Intellectual Property or other proprietary or confidential information of Buyer relating to the Business or the Purchased Assets, except as consented to by Buyer in writing.

     9.3.      Further Assurances.
               ------------------

                    (a) In addition to Sellers' obligations under this Agreement and the Related Agreements, Sellers, at any time on or after the Closing Date, will, subject to Buyer's payment of Sellers' reasonable costs, execute, acknowledge and deliver any further assignments, conveyances and other assurances, documents and instruments of transfer, reasonably requested by Buyer, and will take any other reasonable action consistent with the terms of this Agreement that may reasonably be requested by Buyer, for the purpose of assigning, transferring, granting, conveying and confirming to Buyer, or reducing to Buyer's possession, any or all of the Purchased Assets, including any Purchased Assets which come into the possession or control of Sellers after the Closing Date.

                    (b) In addition to all of Buyer's obligations under this Agreement and the Related Agreements, Buyer, at any time on or after the Closing Date, will execute, acknowledge and deliver any further assurance, documents or instruments reasonably requested by Sellers, and will take any other reasonable action consistent with the terms of this Agreement that may reasonably be requested by Sellers, for the purpose of the assumption by Buyer of the Assumed Liabilities, and for purposes of reducing to Sellers' possession any or all of the Excluded Assets which may come into the possession or control of Buyer after the Closing Date, including any Undetermined Contracts, Undetermined Real Property Leases, Undetermined Real Property and Personal Property on Third Party Leases that become Excluded Assets after the Closing Date.

                    (c) To the extent deemed reasonable by Buyer, Buyer shall make available, at Sellers' cost, its management, staff and resources for purposes of permitting Sellers to complete such administrative, ministerial or other matters as may be required to effectuate an orderly and timely conclusion and winding up of the business and affairs of Sellers and Sellers' Plan.

     9.4.      Nonsurvival of Representations and Warranties.  None of the
               ---------------------------------------------
representations and warranties in this Agreement or in any instrument delivered pursuant to the Agreement shall survive the Closing. This Section 9.4 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Closing.

     9.5.      Post Closing Access to Books and Records. For a period of five
               ----------------------------------------
years after the Closing Date, Buyer shall (subject to the last sentence of this Section 9.5) maintain all of the pre-Closing Books and Records. At all times during which Buyer maintains the Books and Records, Buyer shall provide Sellers and their representatives, during normal business hours and upon reasonable notice from Sellers, with reasonable access to such Books and Records. If, during the five years after the Closing Date, Buyer proposes to dispose of any Books and Records, Buyer shall provide Sellers with written notice and, if requested, shall deliver the same to Sellers at Sellers' expense.

     9.6.      Change of Corporate Name. Each Seller entity whose corporate or
               ------------------------
entity name contains the trade names "Boston Chicken," or "Boston Market," shall take, as promptly as practicable after the Closing Date, such action as may be legally required to effectuate a change in the name of such entity to a new name not including any such trade names or any other trade names that are included in the Intellectual Property.

     9.7.      Transfers of Delayed Transfer Property on the Delayed Transfer
               --------------------------------------------------------------
Date.
----

     (a) If the Confirmation Order or Sale Order, as the case may be, has been entered and the Closing has occurred prior to the Assumption Date, on the first business day after the Assumption Date (or such earlier date as is agreed to in writing by Buyer and Sellers (with the consent of Agent)) (such date, the "Delayed Transfer Date"), subject to the satisfaction of the conditions set
 ---------------------
forth in Sections 9.7(b) and (c), Sellers shall transfer the Delayed Transfer Property to Buyer and Sellers shall terminate and release all of the liens (other than (i) landlord liens, (ii) the rights of lessees, pursuant to Bankruptcy Code Section 365(h)(1), under any Rejected Third Party Leases relating to any such Delayed Transfer Property and (iii) Buyer Liens), claims and interests in and to any Delayed Transfer Properties transferred pursuant to this Section 9.7 (except to the extent securing an Assumed Liability or arising under an Assumed Contract or Buyer Liens).

     (b)       Sellers shall:

               (i) at such time as is required by the Bankruptcy Related Requirements, file an appropriate assumption and assignment motion with the Bankruptcy Court providing for the assumption by Sellers and assignment to Buyer of those Contracts and Real Property Leases that are included in the Delayed Transfer Property (provided that such assumption and assignment may be incorporated in the Plan if the Confirmation Order has not been entered as of such time); and

               (ii) on the Delayed Transfer Date, deliver or cause to be delivered to Buyer the certificates, consents, agreements and other documents Sellers would have been obligated to deliver at the Closing pursuant to Section 7.2.2 if the Delayed Transfer Property had been Purchased Assets on the Closing Date.

     (c) Buyer shall deliver or cause to be delivered to Sellers the certificates, consents, agreements and other documents it would have been obligated to deliver at the Closing pursuant to Section 7.3.2 if the Delayed Transfer Property had been Purchased Assets on the Closing Date.

     (d) Store-specific Governmental Permits on Delayed Transfer Properties shall be deemed to be assumed automatically at the time that the Real Property on which the Store to which such Store-specific Governmental Permit pertains is located or Real Property Lease to which such Store is subject is moved to Part A of Schedule 1.1.7 or 1.1.8, as applicable, or shall be deemed to
         ------    --------------    -----
be rejected at such time as the Real Property or Real Property Lease, as applicable, is moved to Part C of Schedule 1.1.7 or 1.1.8, as applicable.
                        ------    --------------    -----

     10.       Termination.
               -----------

     10.1.     Termination Rights.  This Agreement and the transactions
               ------------------
contemplated hereby may be terminated at any time prior to the Closing Date with written notice thereof (a "Termination Notice") by any of the following:
                           ------------------

     (a) By mutual written consent of Sellers, Buyer and Agents at any time;

     (b) By Buyer or Sellers (with the consent of Agents), if any of the conditions set forth in Section 7.1 have not been, or are not capable of being, satisfied at Closing;

     (c) By Buyer if (i) any of the conditions set forth in Section 7.2 have not been, or are not capable of being, satisfied at Closing or (ii) in the event of the occurrence of a Material Adverse Change at any time after the date hereof. If Buyer elects to close the transactions contemplated hereby rather than exercise its termination right under this Section 10.1(c), Buyer shall be deemed to have waived any damage or similar claims that may exist or arise as a result of any breach of any representations contained herein by Sellers or of any Material Adverse Change that may have occurred;

     (d) By Sellers (with the consent of Agents), if any of the conditions set forth in Section 7.3 have not been, or are not capable of being, satisfied at Closing;

     (e)       If this Agreement has not otherwise been terminated, by Buyer if
(i) the Termination Payment Order is not entered by the Bankruptcy Court on or prior to the 20th calendar date after the date hereof; or (ii) by Buyer or Sellers (with the consent of Agents) if the Closing Date has not occurred on or prior to July 31, 2000;

     (f) By Buyer, if at any time after the date hereof, Sellers materially violate: (i) any of Sections 6.2 or 6.13 (and have not cured any such violation within 10 days of written notice to Sellers, with a copy to Agents, of such violation); (ii) Section 6.10 (and have not cured such violation within 5 days of written notice to Sellers, with a copy to Agents, of such violation); or
(iii) any of Sections 6.8, 6.9, or 6.11; and

     (g) By either Sellers (with the consent of Agents) or Buyer if there shall be in effect a final, nonappealable order of the Bankruptcy Court restraining, enjoining, or otherwise prohibiting the consummation of the transactions contemplated hereby.

     10.2.     Termination Payment. In the event that (i) this Agreement is
               -------------------
terminated other than as a result of a breach by Buyer or the failure to satisfy the requirements of Section 10.1(e)(i) and (ii) at any time within 12 months after the termination of this Agreement, the

Sellers enter into a definitive agreement with any third party with respect to an Acquisition Proposal or an Acquisition Proposal is consummated at any time within twelve months of such termination, then Sellers shall pay $5.0 million (the "Termination Payment") to Buyer promptly, but in no event more than two
      -------------------
business days following the consummation of the transaction contemplated by such Acquisition Proposal, by wire transfer of immediately available funds, to such account as Buyer shall designate. The obligations of Sellers to pay the Termination Payment shall be entitled to superpriority administrative expense claim status in each bankruptcy case of Sellers, senior to all other superpriority administrative expense claims in such cases. Other than the return of the Deposit Amount to Buyer, the payment of the Termination Payment to the Buyer (if any is required) shall be the sole and exclusive remedy of Buyer, whether at law or in equity, arising out of any breach by Sellers or any of their affiliates of the terms and conditions of this Agreement.

     11.       General.
               -------

     11.1.     Third Party Beneficiaries. Except for rights and remedies
               -------------------------
expressly granted to the Agents in this Agreement, nothing in this Agreement, including, without limitation, Section 3, is intended to confer any right or remedy under or by reason of this Agreement on any person or entity, other than the parties and their respective successors and permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any other person or entity to any party, nor shall any provision of this Agreement give any other person or entity any right of subrogation or action over or against any party.

     11.2.     Amendments, Waivers. This Agreement and any Schedule or exhibit
               -------------------
attached hereto may be amended only by agreement in writing of all parties and the Agents; provided, that Schedules may be amended as expressly provided herein. No waiver of any provision nor consent to any exception to the terms of this Agreement or any agreement contemplated hereby shall be effective unless in writing and signed by the party to be bound and the Agents and then only to the specific purpose, extent and instance so provided.

     11.3.     Schedules; Integration. Each Schedule delivered pursuant to the
               ----------------------
terms of this Agreement shall be in writing and shall constitute a part of this Agreement. This Agreement, together with such Schedules, the Management Agreement, the Pre-Closing Excluded Stores Management Agreement and the Related Documents, constitute the entire agreement among the parties pertaining to the subject matter hereof and thereof and supersede all prior agreements and understandings of the parties in connection therewith, including the bid proposal of Parent dated as of September 21, 1999, excepting the Confidentiality Agreement to the extent not inconsistent with this Agreement. Any Schedule which, pursuant to the express terms of this Agreement, is required to be amended at any time (either by adding or deleting an item thereon) shall be deemed to have been so amended as of such time.

     11.4.     Governing Law.  This Agreement and the Related Agreements and the
               -------------
legal relations between the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such State and without regard to conflicts of law doctrines except to the extent that certain matters are preempted by federal law.

     11.5.     No Assignment. Neither this Agreement nor any rights or
               -------------
obligations under it are assignable except that Buyer may assign substantially all of its rights hereunder to any subsidiary or affiliate of Buyer or to any post Closing purchaser of all or a substantial part of the Purchased Assets, on the condition that Buyer shall remain primarily liable to Sellers for Buyer's obligations.

     11.6.     Headings. The descriptive headings of the Sections and
               --------
subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.

     11.7.     Counterparts. This Agreement and any amendment hereto or any
               ------------
other agreement (or document) delivered pursuant hereto may be executed in one or more counterparts and by different parties in separate counterparts. All of such counterparts shall constitute one and the same agreement (or other document) and shall become effective (unless otherwise provided therein) when one or more counterparts have been signed by each party and delivered to the other party.

     11.8.     Parties in Interest.  This Agreement shall be binding upon and
               -------------------
inure to the benefit of each party hereto and their respective successors and assigns, and, except with respect to rights and remedies expressly granted to the Agents in this Agreement, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Nothing in this Agreement is intended to relieve or discharge the obligation of any third person to (or to confer any right of subrogation or action over or against) any party to this Agreement.

     11.9.     Notices. Any notice or other communication hereunder must be
               -------
given in writing and either (a) delivered in person, (b) transmitted by facsimile, or (c) mailed by first class mail, postage prepaid, as follows:

To Buyer or Parent:                         To Sellers:
Prior to and post Closing:                  Prior to Closing:

McDonald's Corporation                      Boston Chicken, Inc.
One McDonald's Plaza                        Attn: Greg Uhing,
Oak Brook, IL 60523                         Senior Vice President
Attention: Chris Pieszko and Cathy Griffin  14123 Denver West Parkway
Fax: (630) 623-8154                         P.O. Box 4086
                                            Golden, Colorado 80401
                                            Fax: (303) 216-5550
With a copy to:
                                            Post Closing:
Cleary, Gottlieb, Steen & Hamilton          Surviving entity, fka Boston
One Liberty Plaza                           Chicken, Inc.
New York, NY 10006                          c/o H. Rey Stroube, M, Esq.
Attention: Jim Millstein                    1900 Pennzoil Place
Fax: (212) 225-3999                         South Tower
                                            711 Louisiana

                                            Houston, Texas 77002
                                            Fax: (713) 220-2346

                                            With a copy to:
                                            Akin, Gump, Strauss, Hauer & Feld,
                                            L.L.P.
                                            Attn: Cecil Schenker, Esq.
                                            1500 Bank of America Plaza
                                            300 Convent Street
                                            San Antonio, Texas 78205
                                            Fax: (210) 224-2035

To Agents:
GE Capital Commercial Finance               Bank of America, N.A.
201 High Ridge Road, 3rd Floor              231 South LaSalle Street
Stamford, Connecticut 06927                 Chicago, Illinois 60697
Attn: Daniel P. Gioia                       Attention: David A. Johanson
Fax: (203) 316-7896                         Fax: (312) 974-9102
                                                  and
With a copy to:                             Lynn D. Simmons
                                            Fax:(312) 987-0234
Murphy Sheneman Julian & Rogers
2049 Century Park East, Suite 2100          With a copy to:
Los Angeles, CA 90067
Attn: N. Dwight Cary, Esq. and Jean B.      Sidley & Austin
LeBlanc, Esq.                               One First National Plaza
Fax: (310) 788-3777                         Chicago, Illinois 60603
                                            Attn: Larry Nyhan, Esq. and Brad
                                            Erens, Esq.
                                            Fax: (312) 853-7036

or to such other address or to such other person as either party shall have last designated by such notice to the other party. Each such notice or other communication shall be effective and deemed to have been received (i) if given by facsimile, when transmitted to the applicable number so specified in (or pursuant to) this Section and an appropriate confirmation is received, (ii) if given by mail, three (3) days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by personal delivery, when actually delivered at such address.

     11.10.    Expenses. Sellers and Buyer shall each pay their own expenses
               --------
incident to the negotiation, preparation, approval and performance of this Agreement and the transactions contemplated hereby, including but not limited to the fees, expenses and disbursements of their respective counsel and financial advisors; provided that transfer taxes paid on the transfer of Real Property or Sellers' interest in Leased Real Property shall be borne by Sellers or Buyer in accordance with the standard practice of the jurisdiction in which such Real Property or Sellers' interest in Leased Real Property is located.

     11.11.    Waiver.  No failure on the part of any party to exercise or
               ------
delay in exercising any right hereunder shall be deemed a waiver thereof, nor shall any single or partial exercise preclude any further or other exercise of such or any other right. The waiver of any breach of any term or condition of this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition.

     11.12.    Representation By Counsel; Interpretation. Sellers and Buyer each
               -----------------------------------------
acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties.

     11.13.    Severability. If any provision of this Agreement is determined to
               ------------
be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect provided that the essential terms and conditions of this Agreement for all of the parties remain valid, binding and enforceable.

     11.14.    Jurisdiction.  SELLERS AND BUYER HEREBY IRREVOCABLY SUBMIT TO THE
               ------------
EXCLUSIVE JURISDICTION OF THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF ARIZONA FOR THE PURPOSE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND SELLERS AND BUYER HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT TO SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH COURT. SELLERS AND BUYER AGREE THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

     11.15.    Indemnification.
               ---------------

               (a) Sellers shall indemnify and hold Buyer (and its officers, directors, employees, consultants, attorneys, and affiliates) harmless from and with respect to any and all claims, liabilities, losses, damages, costs and expenses (including without limitation the reasonable fees and disbursements of counsel), net of insurance proceeds, related to or arising, directly or indirectly, out of (i) any liabilities arising from the operation of the Business accruing and relating to events occurring before the Closing Date (excluding in all cases any such liabilities directly resulting from any Buyer Changes or that constitute Assumed Liabilities) or (ii) any failure by Sellers to discharge any obligation or undertaking made by them in this Agreement or any Related Agreement.

               (b) Buyer shall indemnify and hold Sellers (and each of their respective officers, directors, employees, consultants, attorneys, and affiliates) harmless from and with respect to any and all claims, liabilities, losses, damages, costs and expenses (including without limitation the reasonable fees and disbursements of counsel), net of insurance proceeds, related to or arising, directly or indirectly, out of
     (i) any liabilities arising from the operation of the Business accruing and relating to events occurring after the Closing

     Date or (ii) any failure by Buyer to discharge any Assumed Liabilities or any obligation or undertaking made by it in this Agreement or any Related Agreement.

               (c) An indemnifying party shall, after receipt of written notice from an indemnified party of any claims, liabilities, losses, damages, costs and expenses recognized by the indemnifying party as indemnification obligations pursuant to this Section 11.15, appoint counsel reasonably satisfactory to the indemnified party for the purpose of defending or contesting such claims, liabilities, losses, damages, costs and expenses.

     11.16.    Option Agreement. This Agreement shall not become effective until
               ----------------
the Option Agreement has been signed by each of the Holders (as defined in the Option Agreement), unless waived by Buyer.

     11.17     Evaluation of Alternative Structure.  Buyer shall discuss with
               ------------------------------------
Sellers and Agents the restructuring of the transactions contemplated by this Agreement as a stock transaction; provided, that in no event shall Sellers,
                                  --------
Agents or Buyer be required to enter into or obligated to pursue any such alternative structure.

     12.       Guarantee of Payment and Indemnification Obligations. Parent, as
               ----------------------------------------------------
a primary obligor, unconditionally and irrevocably guarantees to Sellers the due and punctual payment by Buyer of, without duplication, (i) the cash portion of the Purchase Price and the assumed liabilities described in Sections 2.2(a) and
(c) and (ii) all of Buyer's indemnification obligations under this Agreement (collectively, the "Payment Obligations"). If Buyer fails to make any such
                    -------------------
Payment Obligations in the manner and in the time so required, Parent shall pay such Payment Obligations upon demand by Sellers. Parent's guarantee of payment shall be a continuing guarantee of payment and is irrevocable and unconditional and shall remain in full force and effect until all Payment Obligations hereunder are discharged. Sellers shall have no obligation to pursue any remedy or take any action against or in respect of Buyer prior to enforcing their right to payment under this Agreement directly against Parent. Parent, as primary obligor, also unconditionally and irrevocably guarantees performance of all of Buyer's obligations under Section 3 of this Agreement.

     13.       Definitions. Capitalized terms used in this Agreement and any
               -----------
Related Documents or any Schedules shall have (unless otherwise provided) the following respective meanings:

     "Acquisition Proposal" means a proposal involving a third party and any
      --------------------
Seller or any of their affiliates relating to any merger, consolidation, business combination, sale of significant assets, sale of shares of capital stock or any restructuring, recapitalization or similar transaction involving any of the assets to be purchased by Buyer pursuant to this Agreement, including through a plan of reorganization.

     "Agents" see Section 1.1.
      ------

     "Agreement" see the preamble.
      ---------

     "Alternative Transaction" means an Acquisition Proposal made in writing by
      -----------------------
a third party, or a plan of reorganization for Sellers which plan does not incorporate the terms of this Agreement, which Sellers determine to endorse or accept instead of this Agreement.

     "Alternative Transaction Notice" see Section 6.8.
      ------------------------------

     "Amendment to Executive Employment Agreement" means the Amendment to
      -------------------------------------------
Executive Employment Agreement dated December 1, 1999, among J. Michael Jenkins, BCI, Buyer (with respect to certain sections only) and Parent (with respect to certain sections only).

     "Approval Hearing" means the initial Bankruptcy Court hearing to approve
      ----------------
the Confirmation Order.

     "Assignment and Assumption Agreements" see Section 7.2.2(f).
      ------------------------------------

     "Assignment of Intellectual Property Rights" see Section 7.2.2(d).
      ------------------------------------------

     "Assumed Contracts" see Section 1.1.4.
      -----------------

     "Assumed Liabilities" see Section 2.2.
      -------------------

     "Assumed Real Property Leases" see Section 1.1.8.
      ----------------------------

     "Assumption Date" means the Initial Assumption Date, as such date may be
      ---------------
extended (if at all) pursuant to the Extension Order.

     "Assumption Decision Date" means the Initial Assumption Decision Date,
      ------------------------
unless the Extension Order is entered, in which case it shall mean the date that is five business days before the Assumption Date.

     "Bank Account Agreement" means any agreement between any Seller and any
      ----------------------
bank or other financial institution with respect to (i) any of the depository, "concentration" or "STAM" accounts of any Sellers or (ii) Seller's cash management system used in the operation of the Business.

     "Bankruptcy Court" see Recital A.
      ----------------

     "Bankruptcy-Related Requirements" see Section 6.2.
      -------------------------------

     "BCI" see Section 1.1.
      ---

     "BCI Goodwill" see Section 6.12.
      ------------

     "BCI Support Center" means BCI's headquarters and support center located in
      ------------------
Golden, Colorado.

     "Bill of Sale" see Section 7.2.2(a).
      ------------

     "BofA" see Section 1.1.
      ----

     "Books and Records" see Section 1.1.10.
      -----------------

     "Boston West" see Section 1.1.9.
      -----------

     "Business" see Recital B.
      --------

     "Buyer" see the preamble.
      -----

     "Buyer Changes" means changes to the Business or the Purchased Assets
      -------------
directly attributable to, or resulting from, (i) an action undertaken by any of Sellers at the written direction of an officer of Buyer or Parent, (ii) Buyer's failure to consent to or approve a transaction or action for which Buyer's consent is required hereunder after receipt of a written request from Seller therefor, or (iii) any disruption of service under the Marriott Agreement resulting from any action not consented to by Agents or Sellers that Buyer may take in connection with any efforts to renegotiate the Marriott Agreement or to negotiate a new contract with Marriott.

     "Buyer Liens" means any lien, claim or interest created by, or arising as
      -----------
the result of any act or omission of, Buyer (i) under the Management Agreement or (ii) otherwise as a result of Buyer's management or operation of the Managed Business (as defined in the Management Agreement), including in all cases liens relating to any Taxes that are Assumed Liabilities or accrue after the Closing Date.

     "Cases" see Recital A.
      -----

     "Cause" means (i) the violation of the then-current employer's rules or
      -----
policies; provided, that Buyer's rules and policies shall be Sellers' current
          --------
rules and policies as may be reasonably amended from time to time, (ii) the commission of any act or acts involving dishonesty, fraud, illegality or moral turpitude, or (iii) unacceptable job performance as reasonably determined by Buyer, substantially in accordance with the policies and procedures in effect at Parent or Parent-owned restaurants.

     "Closing" see Section 8.1.
      -------

     "Closing Date" see Section 8.1.
      ------------

     "Closing Statement" see Section 9.1.1.
      -----------------

     "Closing Time" means 12:01 a.m. (Denver time) on the Closing Date.
      ------------

     "COBRA" means Consolidated Omnibus Budget Reconciliation Act of 1985.
      -----

     "COBRA Escrow" means $280,000, to be released in accordance with Section
      ------------
9.1.6.

     "COBRA Payment" see Section 9.1.6.
      -------------

     "COBRA Statement" see Section 9.1.6.
      ---------------

     "Code" means the Internal Revenue Code of 1986, as amended.
      ----

     "Comparable Position" means, with respect to each Hourly Staff Employee and
      -------------------
Salaried Employee, a job: (i) with the opportunity to earn Equivalent Compensation; (ii) with the same or substantially similar job title; (iii) with benefits equal to those normally available to employees in the same job category by the hiring entity; (iv) within a 25-mile radius (unless otherwise agreed by such employee) of such employee's place of employment as of the Closing Date; and (v) with Parent or any of its direct or indirect subsidiaries, affiliates or franchisees including, without limitation, Buyer.

     "Comply" means
      ------

     (1) Correctly handle date information before, during and after January 1, 2000 accepting date input, providing date output and performing calculation on dates or portions of dates;

     (2) Function accurately and without interruption before, during and after January 1 2000 without changes in operation associated with the advent of the new century assuming correct configuration;

     (3) Where appropriate, respond to two digit date input in a way that resolves the ambiguity as to century in a disclosed, defined and predetermined manner;

     (4) Store and provide output of date information in ways that are unambiguous as to century; and

     (5) Manage the leap year occurring in the year 2000, following the quad-centennial rule.

     "Confidentiality Agreement" means that certain letter agreement regarding
      -------------------------
confidentiality dated as of July 19, 1999 between Sellers and Parent.

     "Confirmation Order" see Section 7.2.5.
      ------------------

     "Contingent Reduction" means a Purchase Price reduction calculated as
      --------------------
previously agreed by the parties hereto, provided, that in no event shall the
                                         --------
Contingent Reduction exceed $5,000,000.

     "Contracts" means all of Sellers' contracts and agreements, including
      ---------
franchise agreements, license agreements, loan agreements with financed area developers and others, service agreements, vendor contracts, employment, bonus and retention bonus agreements, consulting agreements, equipment leases and confidentiality and similar agreements.

     "Deeds" see Section 7.2.2(e).
      -----

     "Deemed Rejected Employment Contracts" see Section 1.1.4(a).
      ------------------------------------

     "Delayed Transfer Date" see Section 9.7.
      ---------------------

     "Delayed Transfer Property" means (i) any Contracts, Real Properties and
      -------------------------
Real Property Leases appearing on Part A of Schedules 1.1.4, 1.1.7 and 1.1.8, respectively, as of the Closing Date that Buyer designates as Delayed Transfer Property as provided in Section 6.20, (ii) any Undetermined Contracts, Undetermined Real Properties and Undetermined Real Property Leases and (iii) any Store-specific Governmental Permits or Third Party Leases relating to any Delayed Transfer Properties.

     "Deposit Amount" see Section 2.5.
      --------------

     "Designated Buyer Account" see Section 9.1.3(a).
      ------------------------

     "Designated Seller Account" means an account to be designated in the
      -------------------------
Confirmation Order as the account into which any payments to Sellers on account of the Purchase Price are to be deposited.

     "Disclosure Statement" means the disclosure statement relating to the Plan.
      --------------------

     "Disclosure Statement Hearing" see Section 6.8(b).
      ----------------------------

     "Dispute Notice" see Section 9.1.1.
      --------------

     "Disputed Items" see Section 9.1.1.
      --------------

     "Employee in Good Standing" means any employee of Sellers as of the Closing
      -------------------------
Date, including those on short term disability leave, workers' compensation leave or other authorized leave of absence on the Closing Date, other than any such employee: (i) who has been absent from work without authorization for one or more weeks on the Closing Date or (ii) who is on long term disability on the Closing Date; provided, that any employee of Sellers on short term disability
              --------
leave, workers' compensation leave or other authorized leave of absence on the Closing Date will cease to be an Employee in Good Standing as of the Closing Date unless such employee returns to his or her Employment within 90 days of the date on which such employee's disability leave began.

     "Employment" means, with respect to each Hourly Staff Employee and Salaried
      ----------
Employee, either (i) such employee's position as of the Closing Date or (ii) in the event that, in Buyer's sole discretion, such position is no longer available, a Comparable Position.

     "Employment Contract" means any of the 9 employment contracts set forth on
      -------------------
Part A of Schedule 1.1.4.
------    --------------

     "Employment Contract Termination Payment" means the amount due to an
      ---------------------------------------
employee upon termination of his or her Employment Contract; provided, that in
                                                             --------
the event that an Employment Contract fails to address when such amount will be paid, such amount will be paid at Closing.

     "Encumbrances" see Section 4.4.1.
      ------------

     "Equipment Lease Assignment" see Section 7.2.2(b).
      --------------------------

     "Equivalent Compensation" means salary or wages, bonus, incentives and
      -----------------------
benefits (other than welfare benefits) of the Buyer (or its designees), which, in the aggregate, are substantially equivalent to the Sellers' salary or wages, as the case may be, and applicable Incentives in the aggregate of such employee as of the Closing Date.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended, and the related regulations and published interpretations.

     "Escrow Agent" see Section 2.1(b).
      ------------

     "Escrowed Purchase Price Portion" means Estimated Net Working Capital
      -------------------------------
Liabilities, plus $10 million, plus $17,000 times the number of Pre-Closing
             ----              ----
Excluded Stores managed under the Pre-Closing Excluded Stores Management Agreement plus the Management Fee.
          ----

     "Estimated Net Working Capital Liabilities" means the amount estimated by
      -----------------------------------------
Sellers, and reasonably agreed to by Buyers and Agents, on the third business day prior to the Closing Date as being a reasonable estimate of the amount of the Net Working Capital Liabilities as of the Closing Time.

     "Excluded Assets" see Section 1.2.
      ---------------

     "Excluded Contracts" see Section 1.2.3.
      ------------------

     "Excluded Personal Property" see Section 1.2.4.
      --------------------------

     "Excluded Real Property" see Section 1.2.6.
      ----------------------

     "Excluded Real Property Leases" see Section 1.2.7.
      -----------------------------

     "Excluded Store" means (without duplication) (i) any Store that is located
      --------------
on property that is Excluded Real Property, and (ii) any Store that is located on property that is subject to an Excluded Real Property Lease.

     "Extension Order" see Section 6.17.
      ---------------

     "Final Order" means an order of the Bankruptcy Court with respect to which
      -----------
(a) no appeal has been filed within the time period specified by Rule 8002(a), Federal Rules of Bankruptcy Procedure, (b) in the event a timely appeal has been filed, the effectiveness of such order has not been stayed in accordance with Rule 8005, Federal Rules of Bankruptcy Procedure, or (c) in the event such order was stayed pending appeal, such stay has been terminated by subsequent court order.

     "Further Adjustment" means $0, unless the Bankruptcy Court shall not have
      ------------------
approved the Amendment to Executive Employment Agreement prior to the Closing, in which event, "Further Adjustment" shall mean $2 million.

     "GECC" see Section 1.1.
      ----

     "Government Permits" see Section 1.1.12.
      ------------------

     "Heinz Contract" see Section 4.6.
      --------------

     "Hourly Staff Employee" see Section 3(b).
      ---------------------

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976,
      -------
as amended.

     "Incentives" means Sellers' Restaurant Management Compensation Plan, Vice
      ----------
President of Operations-Regional Manager Compensation Plan, or Area Manager Compensation Plan, each as of the date hereof, and expressly excluding the Retention Bonus Program and the Support Staff Retention Bonus Program.

     "Independent Accountants" means an independent public accounting firm to be
      -----------------------
mutually agreed by Sellers, Buyer and Agents prior to contract execution.

     "Initial Assumption Date" means May 19, 2000.
      -----------------------

     "Initial Assumption Decision Date" means May 12, 2000.
      --------------------------------

     "Intellectual Property" see Section 1.1.11.
      ---------------------

     "Interseller Leases" see Section 1.2.7.
      ------------------

     "Inventory" see Section 1.1.3.
      ---------

     "Licensed IP" see Section 6.12.
      -----------

     "Management Agreement" means a management contract in the form of Exhibit
      --------------------                                             -------
A, with such changes as may be mutually agreed by Sellers, Buyers and Agents.
-

    "Management Fee" means the number of Pre-Closing Excluded Stores managed
      --------------
under the Pre-Closing Excluded Stores Management Agreement times $2,000.

     "Marriott" see "Marriott Agreement."
      --------

     "Marriott Agreement" means the Fixed Fee Distribution Agreement with
      ------------------
Marriott Distribution Services, Inc. ("Marriott").
                                       --------

     "Material Adverse Change" means any event or circumstance or series of
      -----------------------
related events or circumstances that have caused a material adverse change in the operations, properties or assets of the Business, other than (i) a Buyer Change or (ii) the partial or complete cessation of the operations of Boston West.

     "Net Working Capital Liabilities" means the net working capital liabilities
      -------------------------------
as of the Closing Date as calculated consistent with the working capital schedule attached hereto as Schedule 9 and the requirements of Section 9.1.5,
                            ----------
provided, that in no event will Prepaid Advertising, Prepaid Rent, the April,
--------
2000 or October, 2000 Retention Bonus Program payments, the Support Staff Retention Bonus Program Payment, the Employment Contract Termination Payment or the COBRA Payment be included in any calculation of Net Working Capital Liabilities and in no event shall any loan to or receivable from any current or former employee be included in the calculation of current assets.

     "Operating Cash" means all cash, negotiable instruments, and cash
      --------------
equivalent assets of Sellers, wherever located, including any such Operating Cash that is located in any of the Stores or in any of the depository or other accounts.

     "Option Agreement" means the Option Agreement dated the date hereof between
      ----------------
Buyer, Parent and the 1996 Lenders.

     "Organizational Books and Records" see Section 1.2.9.
      --------------------------------

     "Outstanding ACHs" means all Automated Clearing House liabilities that have
      ----------------
been initiated by Sellers but not settled as of the Closing Time.

     "Payment Obligations" see Section 12.
      -------------------

     "Parent" see the preamble.
      ------

     "Period End" means the last day of any of the thirteen consecutive four-
      ----------
week periods used by BCI for accounting purposes.

     "Personal Property" see Section 1.1.5.
      -----------------

     "Petition Date" means October 5, 1998.
      -------------

     "PFCI" see Section 1.2.10.
      ----

     "Plan" see Recital D.
      ----

     "Plan Effective Date" means the "Effective Date" of the Plan as defined
      -------------------
therein.

     "Platinum" see Section 1.1.9.
      --------

     "Post Closing License" see Section 6.12.
      --------------------

     "Post Closing License Period" see Section 6.12.
      ---------------------------

     "Pre-Closing Excluded Stores" means all of the Stores located on Real
      ---------------------------
Property or subject to a Real Property Lease that Buyer moves to Part C of
Schedule 1.1.7 or 1.1.8, as applicable, prior to Closing.

     "Pre-Closing Excluded Stores Costs" means the costs incurred by Buyer and
      ---------------------------------
Parent pursuant to the Pre-Closing Excluded Stores Management Agreement, net of Receipts (as defined in the Pre-Closing Excluded Stores Management Agreement).

     "Pre-Closing Excluded Stores Management Agreement" means a management
      ------------------------------------------------
contract in the form of Exhibit B, with such changes as may be mutually agreed by Sellers, Buyer and Agents.

     "Pre-Closing Excluded Stores Cost Statement" see Section 9.1.1.
      ------------------------------------------

     "Prepaid Advertising" means network, spot, and print advertising paid for
      -------------------
by Sellers prior to the Closing Date prorated (with respect to any such payments that are for a payment period that include both pre- and post Closing Date) based on the number of days from the Closing Date to the end of the payment period.

     "Prepaid Rent" means all rent payments and other landlord related payments
      ------------
(for such items as, without limitation, taxes, insurance, C.A.M., and utilities payable to any Seller's landlords or any assignee thereof) made by any Seller to the extent such payments (i) were made as of the Closing Date, (ii) related to Real Property Leases (other than Excluded Real Property Leases), (iii) are (in whole or in part) for a payment period after the Closing Date, prorated (with respect to any such payments that are for a payment period that include both the pre- and post- Closing Date) from the Closing Date to the end of such payment period.

     "Properties" see Section 6.10.
      ----------

     "Purchase Price" see Section 2.1.
      --------------

     "Purchased Assets" see Section 1.1.
      ----------------

     "Purchased Real Property" see Section 1.1.7.
      -----------------------

     "Real Property" see Section 4.4.1.
      -------------

     "Real Property Leases" see Section 4.4.2.
      --------------------

     "Real Property Lease Assignment" see Section 7.2.2(c).
      ------------------------------

     "Receivables" see Section 1.1.2.
      -----------

     "Rejected Employment Contracts" see Section 1.1.4(a).
      -----------------------------

     "Rejected Third Party Lease" see Section 1.1.8(c).
      --------------------------

     "Related Agreements" see Section 1.2.11.
      ------------------

     "Retention Bonus Program" means Sellers' retention bonus program approved
      -----------------------
by the Bankruptcy Court on October 27, 1998 as in effect on the date hereof under which no more than $5 million (including payroll taxes) shall be paid in April 2000 and October 2000, respectively nor more than $10 million in the aggregate.

     "Salaried Employee" see Section 3(b).
      -----------------

     "Sale Order" see Section 6.16(a).
      ----------

     "Seller, Sellers" see the preamble.
      ---------------

     "Severance Program 1" means the severance program guidelines identified as
      -------------------
such and delivered to Buyer on November 29, 1999.

     "Severance Program 2" means the severance program guidelines identified as
      -------------------
such and delivered to Seller on November 29, 1999.

     "Specified Sale Order Requirements" see Section 6.16(a).
      ---------------------------------

     "Store" means any location currently owned by or leased to any Seller at
      -----
which Sellers currently or formerly operated a retail food service outlet under the tradename of "Boston Market," "Boston Chicken" or "Boston Carver."

     "Support Staff Retention Bonus Program Payment" means the amount determined
      ---------------------------------------------
in accordance with the guidelines described on the Schedule provided by Sellers to Buyer on November 23, 1999 and payable by Sellers to the employees who remain employed on the day immediately preceding the Closing Date, provided that the aggregate amount of the Support Staff Retention Bonus Program Payment shall in no event exceed $1 million (including payroll taxes).

     "Taxes" means federal, state, local and foreign taxes, assessments,
      -----
deficiencies, duties, fees and other governmental charges or impositions (including without limitation on all income tax, minimum, gross receipts, unemployment compensation, social security, payroll, sales and use, excise, privilege, real and personal property, ad valorem, transfer, franchise, capital stock, license, production, business and occupation, disability, employment, severance, withholding and any other tax or similar governmental charge or imposition whatsoever (including interest, penalties, or additions with respect thereto) under laws of the United States or any state or municipal or political subdivision thereof or any foreign country or political subdivision thereof).

     "Termination Notice" see Section 10.1.
      ------------------

     "Termination Payment" see Section 10.2.
      -------------------

     "Termination Payment Order" see Section 6.7.
      -------------------------

     "Third Party Lease" means any Real Property Lease from any Seller to any
      -----------------
non-Seller.

     "Third Party Lessee" means a tenant under a Third Party Lease.
      ------------------

     "Topping Right" see Section 6.8.
      -------------

     "Topping Offer" see Section 6.8.
      -------------

     "Transfer Agreement" see Section 7.2.2(g).
      ------------------

     "Transition Agreements" see Section 1.1.4(a).
      ---------------------

     "Undetermined Contracts" see Section 1.1.4(c).
      ----------------------

     "Undetermined Real Property" see Section 1.1.7.
      --------------------------

     "Undetermined Real Property Leases" see Section 1.1.8(a).
      ---------------------------------

     "Year 2000 Problem" see Section 4.11.
      -----------------

     "1996 Lenders" means the lenders and the participants under (i) that
      ------------
certain Secured Revolving Credit Agreement dated as of December 9, 1996, as amended, between BCI and the financial institutions named thereto, and (ii) that certain Master Lease Agreement No. 2 dated as of December 9, 1996, as amended, between BCI, as "lessee," and GECC, as "lessor."

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officers as of the day and year first above written.

SELLERS, each as a debtor and debtor-in-possession

BOSTON CHICKEN, INC.,                   BC REAL ESTATE INVESTMENTS, INC.,


By: /s/ Greg Uhing                      By: /s/ Greg Uhing
   ----------------------------            --------------------------------
Name: Greg Uhing                        Name: Greg Uhing
Title: Senior Vice President            Title: Senior Vice President


BCI ACQUISITION SUB, L.L.C.,            PROGRESSIVE FOOD CONCEPTS, INC.,
                                        Debtor and Debtor in Possession

By: Boston Chicken, Inc., Manager

    /s/ Greg Uhing                      By: /s/ Greg Uhing
   ----------------------------            --------------------------------
Name: Greg Uhing                        Name: Greg Uhing
Title: Senior Vice President            Title: Senior Vice President


BCI MAYFAIR, INC.                       BCI R&A, INC.,

By: /s/ Greg Uhing                      By: /s/ Greg Uhing
   ----------------------------            --------------------------------
Name: Greg Uhing                        Name: Greg Uhing
Title: Senior Vice President            Title: Senior Vice President


BCI MASSACHUSETTS, INC.,                BCI WEST, INC.,


By: /s/ Greg Uhing                      By: /s/ Greg Uhing
   ----------------------------            --------------------------------
Name: Greg Uhing                        Name: Greg Uhing
Title: Senior Vice President            Title: Senior Vice President


BCI SOUTHWEST, INC.,                    MID-ATLANTIC RESTAURANT SYSTEMS, INC.,


By: /s/ Greg Uhing                      By: /s/ Greg Uhing
   ----------------------------            --------------------------------
Name: Greg Uhing                        Name: Greg Uhing
Title: Senior Vice President            Title: Senior Vice President

MAYFAIR PARTNERS, L.P.,                     BC GREAT LAKES, L.L.C.,

By: BCI Mayfair, Inc., as General Partner   By: Boston Chicken, Inc., Manager

By: /s/ Greg Uhing                          By: /s/ Greg Uhing
   --------------------------------------      --------------------------------
Name: Greg Uhing                            Name: Greg Uhing
Title: Senior Vice President                Title: Senior Vice President


BC NEW YORK, L.L.C.,                        BC GOLDENGATE, L.L.C.,

By: Boston Chicken, Inc., Manager           By: Boston Chicken, Inc., Manager

By: /s/ Greg Uhing                          By: /s/ Greg Uhing
   --------------------------------------      --------------------------------
Name: Greg Uhing                            Name: Greg Uhing
Title: Senior Vice President                Title: Senior Vice President


BC SUPERIOR, L.L.C.,                        BC HEARTLAND, L.L.C.,

By: Boston Chicken, Inc., Manager           By: Boston Chicken, Inc., Manager

By: /s/ Greg Uhing                          By: /s/ Greg Uhing
   --------------------------------------      --------------------------------
Name: Greg Uhing                            Name: Greg Uhing
Title: Senior Vice President                Title: Senior Vice President


BC TRI-STATES, L.L.C.,                      FINEST FOODSERVICE, L.L.C.,

By: Boston Chicken, Inc., Manager           By: Boston Chicken, Inc., Manager

By: /s/ Greg Uhing                          By:/s/ Greg Uhing
   --------------------------------------      --------------------------------
Name: Greg Uhing                            Name: Greg Uhing
Title: Senior Vice President                Title: Senior Vice President


P & L FOOD SERVICES, L.L.C.,                R&A FOOD SERVICES, L.P.,

By: Boston Chicken, Inc., Manager           By: BCI R&A Inc., as General Partner

By: /s/ Greg Uhing                          By: /s/ Greg Uhing
   --------------------------------------      --------------------------------
Name: Greg Uhing                            Name: Greg Uhing
Title: Senior Vice President                Title: Senior Vice President

BC BOSTON, L.P.,                             BCE WEST, L.P.,

By: BCI Massachusetts, Inc., as General      By: BCI West, Inc., as General
    Partner                                      Partner

By: /s/ Greg Uhing                           By: /s/ Greg Uhing
   ---------------------------------------      --------------------------------
Name: Greg Uhing                             Name: Greg Uhing
Title: Senior Vice President                 Title: Senior Vice President


B.C.B.M. SOUTHWEST, L.P.,                    BUFFALO P&L FOOD SERVICES, INC.,

By: BCI Southwest, Inc., as General Partner  By: /s/ Greg Uhing
                                                --------------------------------
                                             Name: Greg Uhing
By: /s/ Greg Uhing                           Title: Senior Vice President
   ---------------------------------------
Name: Greg Uhing
Title: Senior Vice President


CONSENTED TO:

GENERAL ELECTRIC CAPITAL                     BANK OF AMERICA, N.A. (formerly
                                             known as
CORPORATION,                                 America National Trust and Savings
as Agent for Participants in Master Lease    Association)
Agreement No. 2                              as Agent under the Revolving Credit
                                             Agreement

By: /s/ Daniel P. Gioia                      By: /s/ David A. Johanson
   ---------------------------------------      --------------------------------
Name: Daniel P. Gioia                        Name:  David A. Johanson
Title: Senior Risk Manager                   Title: Vice President

BUYER                                        WITH RESPECT TO SECTIONS 5 AND 12,
                                             ONLY

GOLDEN RESTAURANT OPERATIONS, INC.           MCDONALD'S CORPORATION

By: /s/ Christopher Pieszko                  By: /s/ Catherine A. Griffin
   ---------------------------------------      --------------------------------
Name: Christopher Pieszko                    Name: Catherine A. Griffin
Title: Vice President, Controller            Title: Assistant Vice President